UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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CASCADE BANCORP
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1100 NW Wall Street
Bend, Oregon 97703
April 13, 2016

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Cascade Bancorp (“Cascade” or the “Company”) to be held on Monday, May 23, at 5:30 p.m. Pacific Time at Bank of the Cascades, 1100 N.W. Wall Street, Bend, Oregon, 97703.

The attached Notice of Annual Meeting of Shareholders and Proxy Statement contain details of the business to be conducted at the meeting. During the meeting, we will also report on the operations of the Company and its subsidiary. Directors and officers of the Company, as well as a representative of BDO USA, LLP, the Company’s independent registered public accounting firm, will be present to respond to appropriate shareholder questions.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the meeting in person, please vote your proxy over the Internet, by telephone or by mail promptly.

Your continued interest and support of Cascade are sincerely appreciated.

Sincerely,

Andrew J. Gerlicher
Secretary

CASCADE BANCORP

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Shareholders of Cascade Bancorp (“Cascade” or the “Company”) will be held at Bank of the Cascades, 1100 N.W. Wall Street, Bend, Oregon, 97703, on Monday, May 23, 2016, at 5:30 p.m. Pacific Time (the “Meeting”) for the following purposes:

1.	To elect as directors the 11 nominees named in the accompanying Proxy Statement;

2.	To ratify the appointment of BDO USA, LLP as Cascade’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

3.	To approve an amendment to the 2008 Performance Incentive Plan to increase the number of shares available for issuance under such plan;

4.	To approve, on a non-binding advisory basis, the compensation paid to Cascade’s Named Executive Officers, as described in the accompanying Proxy Statement; and

5.	To transact other business that may properly come before the Meeting.

If you were a shareholder of record of Cascade as of the close of business on March 24, 2016, you are entitled to receive notice of, and to vote at, the Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 23, 2016. We are pleased to take advantage of the Securities and Exchange Commission rules that allow companies to furnish their proxy materials to their shareholders over the Internet. We believe this method will allow shareholders to access the information they need, while lowering our costs and reducing the environmental impact of our annual meeting. Accordingly, we have mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to certain of our shareholders. The Notice contains instructions about how to access our proxy materials and vote over the Internet or vote by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Meeting, please vote by signing and dating your proxy card and returning it in the enclosed postage prepaid envelope promptly, or vote electronically over the Internet or by telephone. See “How do I vote?” on page 2 of the accompanying Proxy Statement for further details. You do not need to keep your proxy card for admission to the Meeting. If your shares are held in the name of a bank, broker or other nominee, you must follow the instructions you receive from the holder of record in order to vote your shares.

By Order of the Board of Directors,

Andrew J. Gerlicher
Secretary

April 13, 2016
Bend, Oregon

PROXY STATEMENT
OF
CASCADE BANCORP
1100 N.W. Wall Street
Bend, Oregon 97703
(877) 617-3400

ANNUAL MEETING OF SHAREHOLDERS
May 23, 2016

APPROXIMATE DATE OF AVAILABILITY OF PROXY MATERIALS - APRIL 13, 2016

INFORMATION ABOUT THE MEETING AND VOTING

When and where is the Meeting?

The 2016 Annual Meeting of Shareholders of Cascade Bancorp (“Cascade,” the “Company,” “we” or “us”) will be held at Bank of the Cascades, 1100 N.W. Wall Street, Bend, Oregon, 97703, on Monday, May 23, 2016 at 5:30 p.m. Pacific Time (the “Meeting”).

Why am I receiving these materials?

We are furnishing these proxy materials to our shareholders in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) to be voted at the Meeting. The Board asks that you vote on the matters listed in the Notice of Annual Meeting, which are more fully described in this Proxy Statement.

The Company is making its proxy materials available to some larger shareholders by mail and to all other shareholders on the Internet or, upon request, will deliver printed copies of its proxy materials by mail or electronic copies by email.

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. If you designate someone as your proxy or proxy holder in a written document, that document also is called a proxy or a proxy card. Ryan R. Patrick and Terry E. Zink have been designated as proxies or proxy holders for the Meeting.

Who may vote at the Meeting?

If you were a shareholder of Cascade as of the close of business on March 24, 2016, (the “Record Date”), you are entitled to vote at the Meeting and at any adjournments or postponements thereof. As of the Record Date, there were 72,788,354 shares outstanding held by 880 holders of record.

What items will be voted on at the Meeting?

You will be voting on the following matters at the Meeting:

Proposal 1-  To elect as directors the 11 nominees named in this Proxy Statement.

Proposal 2-  To ratify the appointment of BDO USA, LLP as Cascade’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Proposal 3- To approve an amendment to the 2008 Performance Incentive Plan to increase the number of shares available for issuance under such plan.

Proposal 4-  To approve, on a non-binding advisory basis, the compensation paid to our Named Executive Officers, as described in this Proxy Statement.

Why did some shareholders receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to the rules of the Securities and Exchange Commission (“SEC”), we have elected to provide our shareholders with access to our proxy materials over the Internet. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record who hold fewer than 50,000 shares of the Company’s common stock. All shareholders can access the proxy materials over the Internet or request to receive a printed set of the proxy materials by mail or an electronic set of the proxy materials via email. Instructions on how to access the proxy materials over the Internet or to request copies by mail or email are included in the Notice and under “Information Available to Shareholders” on page 49 of this Proxy Statement. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

How do I vote?

Registered Shareholders. Registered shareholders (shareholders who hold shares of our common stock registered in their own name with our transfer agent, American Stock Transfer & Trust Company, as opposed to through a bank, broker or other nominee) may vote:

(1) over the Internet at www.proxyvote.com and following the instructions;

(2) by telephone by calling 1-800-690-6903 and following the instructions;

(3) if you request a printed copy of the proxy materials, which will include a proxy card, by completing, signing, dating and returning the proxy card promptly; or

(4) in person at the annual meeting.

We encourage you to vote electronically or by telephone. Votes submitted over the Internet or by telephone must be received by 8:59 p.m. Pacific Time on May 22, 2016.

Street Name Shareholders. Shareholders who hold shares of our common stock through a bank, broker or other nominee (“street name shareholders”) who receive or request printed copies of the proxy materials should be provided with voting instruction cards by the institution that holds their shares. If you are a street name shareholder who has received or requested a printed copy of the proxy materials and have not received a voting instruction card from your bank, broker or other nominee, please contact the institution that holds your shares.

Street name shareholders may also be eligible to vote their shares over the Internet or by telephone by following the voting instructions provided by the bank, broker or other nominee that holds the shares, using either the Internet address or the toll-free telephone number provided on the voting instruction card (if the bank, broker or other nominee provides these voting methods). Otherwise, please complete, sign and date the voting instruction card and return it promptly.

Can I change or revoke my vote?

    Any shareholder giving a proxy may change or revoke it at any time before the polls are closed for voting at the Meeting.

If you are a shareholder of record, you may change or revoke your proxy by (1) voting over the Internet or by telephone, (2) timely delivering a later dated proxy or a written notice of revocation to our Secretary at the address listed under “Shareholder Proposals for 2016 Annual Meeting” on page 49 of this Proxy Statement or (3) attending the Meeting and voting in person. Your attendance at the Meeting will not itself revoke a proxy.

If you are a street name shareholder, you must follow the instructions found on the voting instruction card provided by the bank, broker or other nominee, or contact your bank, broker or other nominee in order to change or revoke your previously given voting instructions.

How will my shares be voted if I do not specify a choice with respect to each proposal?

    Shareholders should specify their choice for each matter as provided on the Internet, by telephone or on a proxy card. If you indicate when voting over the Internet or by telephone that you wish to vote as recommended by the Board of Directors, or if you return a signed proxy card without giving specific voting instructions, then the proxy holders will vote your shares

“FOR” the election of all nominees for director, “FOR” the ratification of the appointment of BDO USA, LLP, “FOR” the amendment to the 2008 Performance Incentive Plan and “FOR” the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers.

As to any other business that may properly come before the Meeting, the proxy holders will vote the shares of our common stock represented by the proxy in the manner as the Board of Directors may recommend, or otherwise in the proxy holders’ discretion. The Board of Directors does not presently know of any other such business.

How will my shares be voted if I do not provide my proxy?

If you own your shares as a registered holder, which means that your shares of our common stock are registered in your name with American Stock Transfer & Trust Company, our transfer agent, your shares will be voted only if you submit your vote over the Internet or by telephone or if you return a signed proxy card. Otherwise, your shares will not be represented at the Meeting and will not count toward the quorum requirement, which is explained under “- How do we determine a quorum?” below, unless you attend the Meeting to vote them in person.

If you are a street name shareholder, your bank, broker or other nominee may or may not vote your shares if you have not provided voting instructions to the bank, broker or other nominee. Whether the bank, broker or other nominee may vote your shares depends on the proposals before the Meeting. Under the rules that govern brokers, banks, brokers and other nominees may vote your shares in their discretion on “routine matters.” The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm is a routine matter for which banks, brokers and other nominees may vote on behalf of their clients if no voting instructions are provided.

Under the rules that govern brokers, when a proposal is not a “routine matter” and your bank, broker or other nominee has not received your voting instructions with respect to that proposal, your bank, broker or other nominee cannot vote your shares on that proposal. This is called a “broker non-vote.” The election of the director nominees to the Board of Directors, the approval of the amendment to the 2008 Performance Incentive Plan and the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers are not routine matters and, if your bank, broker or other nominee has not received your voting instructions with respect to these proposals, your bank, broker or other nominee cannot vote your shares on these proposals.

How do we determine a quorum?

We must have a quorum to conduct any business at the Meeting. Shareholders holding at least a majority of the outstanding shares of common stock must either attend the Meeting or submit proxies to establish a quorum. Abstentions, withheld votes in the election of directors and shares held of record by a bank, broker or its nominee that are voted on any matter will be included in the number of shares present. Broker shares that are not voted on any matter (“broker non-votes”) will not be included in determining whether a quorum is present.

What is the voting requirement to approve each proposal?

Approval of Director Nominees

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of our common stock voted in the election of directors.

Ratification of Appointment of the Company’s Independent Registered Public Accounting Firm

The appointment of the Company’s independent registered public accounting firm will be ratified if the number of shares voted in favor of the proposal exceeds the number of shares voted against it.

Approval of Amendment to the 2008 Performance Incentive Plan

The proposed amendment to the 2008 Performance Incentive Plan will be ratified if the number of shares voted in favor of the proposal exceeds the number of shares voted against it.

The Advisory Vote on Executive Compensation

The compensation of our executive officers named in the Summary Compensation Table on page 27 of this Proxy Statement (“Named Executive Officers” or “NEOs”) will be approved, on a non-binding advisory basis, if the number of shares voted in favor of the proposal exceeds the number of shares voted against it.

How are abstentions and broker non-votes counted?

Abstentions and broker non-votes will not be included in the number of votes cast or the vote totals for the election of directors, the ratification of the appointment of BDO USA, LLP, the approval of the amendment to the 2008 Performance Incentive Plan or the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers and will not affect the outcome of the vote for these proposals.

What are the voting recommendations of the Board of Directors?

The Board of Directors recommends that shareholders vote “FOR” each of the nominees for director, “FOR” the ratification of the appointment of BDO USA, LLP, “FOR” the amendments to the 2008 Performance Incentive Plan and “FOR” the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers.

Who is paying the cost of this proxy solicitation?

Cascade will bear the cost of soliciting proxies from its shareholders. In addition to using the mail and Internet, proxies may be solicited by personal interview, telephone, and electronic communication. Cascade requests that banks, brokerage houses, other institutions, nominees, and fiduciaries forward proxy soliciting material to their principals and obtain authorization for the execution of proxies. Officers and other employees of Cascade and its bank subsidiary, Bank of the Cascades (the “Bank”), acting on Cascade’s behalf, may solicit proxies personally. Cascade may pay compensation for soliciting proxies, and will, upon request, pay the standard charges and expenses of banks, brokerage houses, other institutions, nominees, and fiduciaries for forwarding proxy materials to and obtaining proxies from their principals.

What does it mean if I receive more than one proxy card or voting instruction card?

If you receive more than one proxy card or voting instruction card, it means you have multiple accounts with our transfer agent, American Stock Transfer & Trust Company, or with one or more banks, brokers or other nominees. To vote all your shares, you will need to sign and return all proxy cards or voting instruction cards. We encourage you to consolidate your accounts with the same name and address with American Stock Transfer & Trust Company or your bank, broker or other nominee in a single account whenever possible. For additional information, please contact our transfer agent at the contact information listed under “Information Available to Shareholders” on page 49 of this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table describes, as of March 24, 2016, the beneficial ownership of our common stock by each director and each nominee for director, each of our Named Executive Officers, all of our directors, and executive officers as a group, and those persons known to beneficially own more than 5% of our common stock.

Beneficial Owner’s Name	Shares of Common Stock	Nonvested Restricted Stock	Stock Options Exercisable	Shares held in 401(K) Plan	Total Shares of Common Stock Owned(1)	Percent of Class
5% Owners:
Green Equity Investors V, L.P.(2) 11111 Santa Monica Blvd., Suite 2000 Los Angeles, CA 90025	11,473,443	—	—	—	11,473,443	15.76%
Green Equity Investors Side V, L.P.(2) 11111 Santa Monica Blvd., Suite 2000 Los Angeles, CA 90025	11,473,443	—	—	—	11,473,443	15.76%
WL Ross & Co. LLC(3) 1166 Avenue of the Americas New York, NY 10036	11,473,960	—	—	—	11,473,960	15.76%
Lightyear Fund II, L.P.(4) 9 West 57th Street, 31st Floor New York, NY 10019	11,491,842	—	—	—	11,491,842	15.79%
Lightyear Co-Invest Partnership II, L.P.(4) 9 West 57th Street, 31st Floor New York, NY 10019	11,491,842	—	—	—	11,491,842	15.79%
David F. Bolger(5) 79 Chestnut Street Ridgewood, NJ 07450-2533	6,577,072	—	—	—	6,577,072	9.04%
Wellington Management Group LLP 280 Congress Street Boston, MA 02210	4,805,190	—	—	—	4,805,190	6.60%
Officers and Directors:
Jerol E. Andres, Director	22,668	—	—	—	22,668	0.03%
Michael J. Connolly, Director	18,399	—	—	—	18,399	0.03%
Chris C. Casciato, Director	—	—	—	—	—	—%
Annette G. Elg, Director	5,692	—	—	—	5,692	0.01%
Dennis L. Johnson, Director	5,692	—	—	—	5,692	0.01%
J. LaMont Keen, Director	19,817	—	—	—	19,817	0.03%
James B. Lockhart III, Director	17,882	—	—	—	17,882	0.02%
Patricia L. Moss, Vice Chairman	43,885	—	—	1,807	45,692	0.06%
Ryan R. Patrick, Chairman	37,481	—	—	1,527	39,008	0.05%
Thomas M. Wells, Director(6)	6,627,316	—	—	—	6,627,316	9.10%
Terry E. Zink, Director and Officer	63,006	101,531	19,412	—	183,949	0.25%
Gregory D. Newton, Officer	32,466	39,096	8,030	—	79,592	0.11%
Charles N. Reeves, Officer	47,761	36,704	12,987	—	97,452	0.13%
Peggy L. Biss, Officer	29,032	33,942	7,069	1,202	71,245	0.10%
Daniel J. Lee, Officer	70,035	32,204	—	39,257	141,496	0.19%
All Directors and Executive Officers as a Group (15)	7,041,132	243,477	47,498	43,793	7,375,900	10.13%
________________

(1)
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares which the person has the right to acquire within 60 days through the exercise of any stock option or other right. Unless otherwise indicated below or in the table above, each person has sole voting and investment power with respect to the shares shown as beneficially owned. Percentage of beneficial ownership is based on 72,788,354 shares of common stock outstanding as of March 24, 2016.

(2)
Green Equity Investors V, L.P., a Delaware limited partnership (“GEI V”) is the record owner of 8,826,972 shares of Common Stock and Green Equity Investors Side V, L.P., a Delaware limited partnership (“GEI Side V”) is the record owner of 2,646,471 shares of Common Stock. GEI Capital V, LLC, a Delaware limited liability company (“Capital”) is the general partner of GEI V and GEI Side V. Capital’s principal business is to act as the general partner of GEI V and GEI Side V. Green V Holdings, LLC, a Delaware limited liability company (“Holdings”) is a limited partner of GEI V and GEI Side V. Holdings’ principal business is to serve as a limited partner of GEI V and GEI Side V. Leonard Green & Partners, L.P., a Delaware limited partnership (“LGP”) is an affiliate of Capital. LGP’s principal business is to act as the management company of GEI V, GEI Side V and other affiliated funds. LGP Management, Inc., a Delaware corporation (“LGPM”) is the general partner of LGP. LGPM’s principal business is to act as the general partner of LGP. Due to their relationships with GEI V and GEI Side V, each of Capital, Holdings, LGP and LGPM may be deemed to have shared voting power with respect to the common stock deemed to be beneficially owned by GEI V and GEI Side V. As such, GEI V, GEI Side V, Capital, Holdings, LGP and LGPM may be deemed to have shared beneficial ownership over such shares of common stock. Each of GEI V, GEI Side V, Capital, Holdings, LGP and LGPM, however, disclaims beneficial ownership of such shares of common stock as to which they are not the record owner.

(3)
The 11,473,960 shares of Common Stock are held directly by WLR CB Acquisition Co LLC. Wilbur L. Ross, Jr. is the managing member of El Vedado, LLC, the general partner of WL Ross Group, L.P., which in turn is the managing member of WLR Recovery Associates IV LLC. WLR Recovery Associates IV LLC is the general partner of WLR Recovery Fund IV, L.P., which is the sole manager of WLR CB Acquisition Co LLC, and WL Ross & Co. LLC is the investment manager of WL Ross Group, L.P. Accordingly, WLR Recovery Fund IV, L.P., WLR Recovery Associates IV LLC, WL Ross Group, L.P., El Vedado, LLC, Wilbur L. Ross, Jr. and WL Ross & Co. LLC may be deemed to share voting and dispositive power over the Common Stock held by WLR CB Acquisition Co LLC.

(4)
Lightyear Fund II, L.P., a Delaware limited partnership (“Lightyear Fund II”), is the record owner of 11,438,500 shares of Common Stock. Lightyear Co-Invest Partnership II, L.P., a Delaware limited partnership (“Co-Invest”), is the record owner of 30,250 shares of Common Stock. Lightyear Capital II, LLC, a Delaware limited liability company, is the record owner of 23,092 shares of Common Stock. Lightyear Fund II GP, L.P., (“Lightyear Fund II GP”) is the general partner of Lightyear Fund II. The principal business of Lightyear Fund II GP is acting as general partner of Lightyear Fund II. Lightyear Fund II GP Holdings, LLC (“Lightyear Fund II GP Holdings”) is the general partner of Lightyear Fund II GP and Co-Invest. The principal business of Lightyear Fund II GP Holdings is acting as general partner of Lightyear Fund II GP and Co-Invest. The managing member of Lightyear Fund II GP Holdings is LY Holdings, LLC. The principal business of LY Holdings, LLC is acting as managing member of Lightyear Fund II GP Holdings. The managing member of LY Holdings, LLC is Mark F. Vassallo. The present principal occupation of Mr. Vassallo is as Managing Partner of Lightyear Capital LLC. Lightyear Capital LLC is the sole member of Lightyear Capital II, LLC. The present business of Lightyear Capital LLC is acting as an investment advisory firm. The managing member of Lightyear Capital LLC is Mr. Vassallo. Lightyear Fund II GP could be deemed to have voting or dispositive power over the shares owned by Lightyear Fund II. Each of Lightyear Fund II GP Holdings, LY Holdings, and Mr. Vassallo could be deemed to have shared voting or dispositive power over the shares owned by Lightyear Fund II and Co-Invest. Each of Lightyear Capital LLC and Mr. Vassallo could be deemed to have shared voting power over the shares owned by Lightyear Capital II, LLC.

(5)
Mr. Bolger is the record owner of 6,577,072 shares of common stock. Two-Forty Associates LLC is the record owner of 19,232 shares of common stock. Mr. Bolger has the shared power to vote or to direct the vote or to dispose or direct the disposition of 6,577,072 shares of common stock. Mr. Bolger owns 16% of the membership interests of Two-Forty Associates LLC. James T. Bolger, Mr. Bolger’s son, is managing member of Two-Forty Associates LLC, owns 28% of its membership interests and has shared power to vote or to direct the vote or to dispose or direct the disposition of 19,232 shares of common stock held by Two-Forty Associates LLC.

(6)
Mr. Wells is the record owner of 50,244 shares of common stock. “Shares of Common Stock” and “Total Shares of Common Stock Owned” columns also include 6,577,072 shares of common stock owned of record by David F. Bolger and as to which Mr. Wells has shared voting and investment power pursuant to a power of attorney.

PROPOSAL 1
ELECTION OF DIRECTORS

The Company’s Board of Directors consists of 11 directors. The Board has nominated the 11 persons listed under the heading “Nominees” for election at the Meeting to serve as directors until the 2017 Annual Meeting of Shareholders and until their successors have been elected and qualified. Shareholders cannot vote for more directors than there are nominees.

If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of a substitute designated by the Board. However, in lieu of designating a substitute, the Board may reduce the number of directors. At this time, the Board knows of no reason why any nominee might be unavailable or unwilling to serve.

The Bylaws of the Company do not allow nominations from the floor at the Meeting. Any shareholder wishing to nominate a person for election as a director must submit that nomination to the Secretary of Cascade as outlined in this Proxy Statement under “Nominating and Corporate Governance Committee.”

Nominees

The nominees are all current directors. Each nominee has agreed to be named in this Proxy Statement and to serve if elected. The age indicated and other information in each nominee’s biography is as of the Record Date.

Nominees for Election:	Age	Year First Elected Director
Jerol E. Andres	72	1993
Chris C. Casciato	57	2011*
Michael J. Connolly	50	2011*
Annette G. Elg	59	2014
Dennis L. Johnson	61	2014
J. LaMont Keen	63	2012
James B. Lockhart III	69	2011*
Patricia L. Moss	62	1993
Ryan R. Patrick	60	1998
Thomas M. Wells	64	2006*
Terry E. Zink	64	2012
________________

*
On January 28, 2011, the Company sold 44,193,750 shares of common stock at a price of $4.00 per share, for total gross proceeds of $176,775,000. As a condition of the closing of the sale of common stock, private equity funds affiliated with Lightyear Capital LLC (“Lightyear”), private equity funds affiliated with Leonard Green & Partners, L.P. (“Leonard Green”), and an affiliate of WL Ross & Co. LLC (“WL Ross”), were each entitled to have one person nominated by them elected to the Board of Directors of the Company and the Bank. Accordingly, on January 28, 2011, upon the closing of the transaction, Chris C. Casciato, a Managing Director of Lightyear, Michael J. Connolly, then a Partner of Leonard Green, and James B. Lockhart III, Vice Chairman of WL Ross, were elected to the Board of Directors of each of the Company and the Bank.

Most of the 44,193,750 shares of common stock were sold pursuant to the Amended and Restated Securities Purchase Agreement between the Company and Lightyear, the Securities Purchase Agreement between the Company and Leonard Green, the Securities Purchase Agreement between the Company and WL Ross, and the Amended and Restated Securities Purchase Agreement between the Company and David F. Bolger, each dated November 16, 2010 (the “Securities Purchase Agreements”). Per the Securities Purchase Agreements, Lightyear, Leonard Green, WL Ross and David F. Bolger have the right to nominate one candidate for election to the Company’s Board of Directors. Each of Lightyear, Leonard Green, WL Ross and David F. Bolger is also entitled to be represented on the board of directors of the Bank. The rights to representation briefly outlined above will continue with respect to each of Lightyear, Leonard Green, WL Ross and David F. Bolger until such investor together with his or its affiliates ceases to own at least 5% of the outstanding shares of common stock of the Company. Thomas M. Wells previously served as the Cascade Bancorp Board of Directors designee for Mr. Bolger pursuant to a shareholders agreement between Mr. Bolger and the Company; Mr. Bolger’s right to nominate one director to the Company’s Board of Directors under the shareholders agreement terminated on January 28, 2011, but continues pursuant to the terms of his Securities Purchase Agreement.

Set forth below is certain information furnished to us by the director nominees. There are no family relationships among any of the directors or executive officers. For director qualifications, please see the “Director Qualifications and Experience” table, included on page 14.

Jerol E. Andres.  Mr. Andres is currently retired. From 1988 to 2011 Mr. Andres served as Chief Executive Officer and President of JELD-WEN Development, Inc., a real estate development company. He also served as the Board Chair of Clear Choice Health Plans Inc. Currently, Mr. Andres serves on the boards of the Redmond Chamber of Commerce, Redmond Proficiency Academy and Partners in Care Hospice. He is also a partner of Workhorse Solutions, LLC, which provides consulting services to the hospitality and resort real estate industry.

Chris C. Casciato.  Mr. Casciato is a Managing Director and member of the Investment Committee of Lightyear Capital. He joined Lightyear Capital in 2008 after having spent over 20 years at Goldman, Sachs & Co., where he was a partner and held several positions, including Chief Operating Officer of Goldman Sachs’ global investment banking business. He serves on the board of directors of the following Lightyear portfolio companies: Community & Southern Holdings, Inc. and its subsidiary, Community & Southern Bank; Clarion Partners; and Strategic Growth Bancorp. Mr. Casciato is Lightyear’s designated nominee pursuant to the terms of the Amended and Restated Securities Purchase Agreement between the Company and Lightyear.

Michael J. Connolly.  Mr. Connolly is a partner and managing director of Breakaway Capital Partners, LLC, a lower-middle market lending fund based in Los Angeles that he co-founded in 2014.  From 2007 through 2013, he was a partner of Leonard Green & Partners, L.P., a Los Angeles-based private equity firm that manages approximately $15 billion in assets. From 2001 through 2007, Mr. Connolly was an investment banker at UBS Securities, LLC, most recently as Managing Director and co-head of UBS Securities’ Los Angeles Investment Banking office. Before joining UBS, he was a Senior Vice President at Donaldson, Lufkin and Jenrette from 1992 through 2000. He serves on the boards of Motorini, Inc., Malibu Boats, Inc., and Fiesta ParentCo, L.L.C., the parent company of the Palms Casino Resort in Las Vegas. Mr. Connolly is Leonard Green’s designated nominee pursuant to the terms of the Securities Purchase Agreement between the Company and Leonard Green.

Annette G. Elg. Ms. Elg is the Senior Vice President and Chief Financial Officer of J. R. Simplot Company, one of the largest privately held food and agribusiness companies in the U.S. She has been with Simplot for over 26 years progressing through various finance and operational positions. She has held her current role since 2002. Prior to joining Simplot, Ms. Elg spent 10 years with the Boise office of the public accounting firm of Arthur Andersen & Co. Ms. Elg represents Simplot as a Director of Primex, Ltd., a captive insurance company, and is involved in various community activities, including Ballet Idaho, Boise Art Museum and Learning Lab. She is the Chairman-elect of the University of Idaho College of Business and Economics Advisory Board.

Dennis L. Johnson.  Mr. Johnson has been President and Chief Executive Officer of United Heritage Mutual Holding Company since 2001, and United Heritage Financial Group and United Heritage Life Insurance Company, which are insurance, annuity, and financial products companies, since 1999. He served as President and CEO of United Heritage Financial Services, a broker-dealer, from 1994 to 1998 and served as General Counsel of United Heritage Mutual Holding Company and certain of its affiliates from 1983 to 1999. He is a former trustee of the Public Employees Retirement System of Idaho and currently serves on the Idaho State Treasurer’s Investment Advisory Board. He also sits on the Board of Directors of IDACORP, Inc. and Idaho Power Company.

J. LaMont Keen.  Mr. Keen is the former President and Chief Executive Officer of IDACORP, Inc., serving from 2006 to 2014, and was Chief Executive Officer of IDACORP, Inc. subsidiary Idaho Power Company from 2005 through 2013 where he was employed for 40 years. He has served as a director of IDACORP, Inc. and Idaho Power Company since 2004.

James B. Lockhart III. Mr. Lockhart is Vice Chairman of WL Ross & Co. LLC and a member of the Management Committee and Investment Committees for the WLR Recovery Funds, Invesco Mortgage Recovery Funds as well as other funds. His responsibilities include overseeing financial services portfolio companies and sourcing new opportunities in the financial services industry. Prior to joining WL Ross in September 2009, he was the Director of the Federal Housing Finance Agency, regulator of Fannie Mae, Freddie Mac and the twelve Federal Home Loan Banks, and its predecessor agency, the Office of Federal Housing Enterprise Oversight, since May 2006. He served as the Chairman of Federal Housing Finance Oversight Board and a member of the Financial Stability Oversight Board with the Chairman of the Federal Reserve Board, the Secretaries of Treasury and HUD, and the Chairman of SEC. Previously Mr. Lockhart served as the Deputy Commissioner and Chief Operating Officer of Social

Security, Secretary to its Board of Trustees and a member of President Bush’s Management Council. Mr. Lockhart also served in the previous Bush Administration as Executive Director of the Pension Benefit Guaranty Corporation.

Mr. Lockhart co-founded and served as managing director of NetRisk, a risk management software and consulting firm serving major financial institutions, banks, insurance companies and investment management firms worldwide. He held senior positions at National Reinsurance, Smith Barney, Alexander & Alexander and Gulf Oil, in Europe and the U.S. He has served as a member of the American Benefits Council’s Board of Directors and of the Advisory Board to the Task Force for the Critical Review of the US Actuarial Profession. He is a director of Capital Markets Cooperative, Shellpoint Partners and the Bruce Museum. In 2009, he received The American Financial Leadership Award from the Financial Services Roundtable. He is a Fellow of the Association of Corporate Treasurers in the UK. Mr. Lockhart is a co-chair with former Senator Conrad (D-ND) on the Bipartisan Policy Center’s Commission on Retirement Security and Personal Savings.

Patricia L. Moss.  Ms. Moss currently serves as Vice Chairman of the Board. Ms. Moss served as Chief Executive Officer of the Bank and President and Chief Executive Officer of the Company from 1998 to 2012. She currently serves as a director of MDU Resources, Inc., the Oregon Growth Board and the Aquila Tax Free Trust of Oregon. Ms. Moss is a former board member of Clear One Health Plans and has served on various community boards, including Central Oregon Community College, Oregon State University Cascades Campus and St. Charles Medical Center. Ms. Moss also serves as a Trustee on the Company’s Profit Sharing/401(k) Plan and as Chairman of the Bank of the Cascades Foundation.

Ryan R. Patrick, CPA.  Mr. Patrick, a certified public accountant, has been a partner in the firm of Patrick Casey & Co., LLP since 2000. His experience includes financial reporting and business and tax consulting for a wide range of clients, including individuals, corporations, partnerships, estates and trusts. Mr. Patrick is a former director of St. Charles Health System, which operates St. Charles Medical Centers throughout Central Oregon. He is also a former director of CentWise Drug of Redmond Inc.

Thomas M. Wells.  Mr. Wells is the senior partner and Chief Financial Officer of the law firm Wells, Jaworski & Liebman, LLP, with offices in New York and New Jersey. Mr. Wells serves as the sole trustee of the David F. Bolger Revocable Trust, the owner of approximately 9.04% of Cascades’ outstanding shares. In addition to his legal practice, Mr. Wells serves as a Director and Chief Executive Officer of the Bolger Foundation, as a Director and President of the Wells Mountain Foundation, and as Managing Member of Wells Mountain LLC, a real estate development, ownership and hospitality company.

Terry E. Zink.  Mr. Zink has been the President and Chief Executive Officer and a director of the Company as well as Chief Executive Officer of the Bank since January 1, 2012. Mr. Zink was also President of the Bank from 2012 until February 2016. Prior to joining Bank of the Cascades, Mr. Zink served as President and Chief Executive Officer of Fifth Third Bank Chicago, an affiliate of the Fifth Third Bancorp network. He was also responsible for the oversight of the other 18 affiliates within the Fifth Third Bancorp network and the strategic oversight of the Retail and Small Business Banking lines. As an Executive Officer of Fifth Third Bank, Mr. Zink managed the Bank’s strategic growth throughout 13 states. This role included overseeing operations of approximately 22,000 employees, 1,300 branches, and more than $110 billion in assets. Prior to joining Fifth Third Bank, Mr. Zink served nearly 17 years with Wells Fargo & Company in several senior management positions in California and Arizona.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR ELECTION AS DIRECTORS.

THE BOARD OF DIRECTORS COMPOSITION AND RESPONSIBILITIES

Board of Directors Composition and Leadership

The Cascade Board of Directors currently is made up of 11 directors. The Board affirmatively determined that each of the following directors and director nominees is an “independent director” as defined under the NASDAQ rules: Mr. Andres, Mr. Casciato, Mr. Connolly, Ms. Elg, Mr. Johnson, Mr. Hewitt, Mr. Keen, Mr. Lockhart, Mr. Patrick and Mr. Wells.

Responsibilities of the Board of Directors

Each director is responsible for discharging his or her duties in good faith in the best interests of the Company, and with the care a prudent person would reasonably exercise under the circumstances. Directors have a duty to effectively monitor management’s capabilities, compensation, leadership and performance, without undermining management’s ability to successfully operate the business. The Board is authorized to retain outside legal, accounting or other advisors, as necessary, to carry out its responsibilities.

Directors are expected to avoid any action, position or interest that conflicts with an interest of the Company, or gives the appearance of a conflict. Directors are expected to disclose all business relationships with the Company and recuse themselves from discussions and decisions affecting those relationships. The Company annually solicits information from directors in order to monitor potential conflicts of interest and to make its determination of director independence.

Board Leadership Structure

The same person currently does not serve as both Chief Executive Officer of the Company and Chairman of the Board. We believe this structure is in the best interest of the Company as it allows our Chief Executive Officer, Mr. Zink, to focus his time and energy running the day-to-day operations of the Company and the Bank, while allowing our Chairman, Mr. Patrick, to oversee and lead the Board in its fundamental role of navigating a variety of issues and providing independent oversight of and advice to management.

Role of the Board of Directors in Risk Oversight

The Board has ultimate authority and responsibility for overseeing risk management of the Company. Some aspects of risk oversight are fulfilled at the full Board level. Additionally the Board, or a committee of the Board, receives specific periodic reports from executive management on credit risk, liquidity risk, interest rate risk, capital risk, operational risk and economic risk. The Audit and Enterprise Risk Management Committee (the “Audit Committee”) oversees financial, accounting and internal control risk management. The head of the Company’s internal audit function and the independent registered public accounting firm report directly to the Audit Committee. The Compensation Committee oversees the management of risks that may be posed by the Company’s compensation practices and programs.

Meeting Attendance

Directors are expected to attend scheduled Board and committee meetings, to review pre-meeting materials and to take an active and effective role in all meetings and deliberations.

During fiscal year 2015, the Board met 17 times. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of all meetings held by Board committees on which he or she served.

The Company encourages its directors to attend the annual meeting of shareholders. Two directors attended the 2015 annual meeting of shareholders.

Non-Management Directors — Stock Ownership Guidelines

The Board has adopted stock ownership guidelines applicable to all non-management directors of the Company other than those non-management directors who serve as a nominee of Lightyear, Leonard Green or WL Ross. The guidelines generally provide that any non-employee director should own, within four years of the beginning of his or her board service, Company common stock having a fair market value equal to four times the director’s annual cash retainer. In 2013, the Board updated the guidelines to exempt non-management directors who serve as a nominee of Lightyear, Leonard Green or WL Ross.

Related Person Transactions Policy and Procedure

The Board has adopted a written Related Person Transactions Policy. The purpose of the policy is to describe the procedures used to identify, review, approve and disclose, if necessary, any transaction or series of transactions in which: (i) Cascade was, is or will be a participant; (ii) the amount involved exceeds $120,000; and (iii) a related person had, has or will have a direct or indirect material interest. A related person as defined in the policy is (i) a member of the Board, (ii) a nominee for the Board, (iii) an executive officer, (iv) a person who beneficially owns more than 5% of Cascade’s common stock, or (v) any immediate family member of any of the people listed above.

Under the policy, the related person is required to notify and provide information regarding the related person transaction to the Company’s Chief Financial Officer. If the Chief Financial Officer determines that the proposed transaction is a related person transaction in which the related person’s interest is material, the Nominating and Corporate Governance Committee (or “Governance Committee”) must review the transaction for approval or disapproval. In determining whether or not to approve a related person transaction, the Governance Committee is required to consider all relevant facts and circumstances. No committee member is permitted to participate in the review of a related person transaction if he or she has an interest in the transaction.

Communications with Directors

Shareholders and other interested parties wishing to communicate with the Board or with a particular committee or director may do so in writing addressed to the Board or to the particular director. The written communication should be delivered to our Secretary at the address of our main office, 1100 N.W. Wall Street, Bend, Oregon 97703. Our Secretary will promptly forward such communications to the applicable committee, director or to the Chairman of the Board for consideration.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has designated the following committees: Compensation Committee; Audit and Enterprise Risk Management Committee; and Nominating and Corporate Governance Committee.

The current composition of each Board committee is set forth below:

Compensation Committee	Audit and Enterprise Risk Management Committee	Nominating and Corporate Governance Committee
Jerol E. Andres (chair)	J. LaMont Keen (chair)	Thomas M. Wells (chair)
Chris C. Casciato	Jerol E. Andres	Annette G. Elg
Michael J. Connolly	Annette G. Elg	J. LaMont Keen
Dennis L. Johnson	Michael J. Connolly	James B. Lockhart III
	Ryan R. Patrick	Ryan R. Patrick

Compensation Committee

The Board has determined that all of the members of the Compensation Committee are (i) “independent” within the meaning of the NASDAQ listing standards, (ii) “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act and (iii) “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. As more fully described in its charter, the Compensation Committee provides assistance to the Board by discharging its responsibilities relating to the compensation of the Company’s Named Executive Officers, other key executive officers and directors. The Board has delegated authority to the Compensation Committee to approve compensation for the NEOs (other than our Chief Executive Officer (“CEO”)) and other key executive officers and to recommend the compensation of the CEO to the Board of Directors for approval. The Compensation Committee meets at least twice annually and additionally on an as-needed basis. A copy of the Compensation Committee Charter is available on the Company’s website at www.botc.com (click on “About Us,” “Investor Information” and then “Governance Documents” on the left side of the page). The Compensation Committee met five times during 2015.

For more information about the Compensation Committee’s activities see “Executive Compensation- Our Decision Making Process - The Role of the Compensation Committee” below.

Audit and Enterprise Risk Management Committee

The Audit and Enterprise Risk Management Committee consists of five directors, each of whom meets the independence standards for members of public company audit committees set forth in the NASDAQ listing rules and SEC rules. The Audit Committee operates under a written charter adopted by the Board. The Board has determined that Mr. Keen, Mr. Andres, Mr. Connolly, Ms. Elg and Mr. Patrick qualify as audit committee financial experts as defined in Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee Charter is available on the Company’s website at www.botc.com (click on “About Us,” “Investor Information” and then “Governance Documents” on the left side of the page). The Audit Committee met 11 times during 2015.

The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to corporate accounting and reporting practices of the Company, and to assure the quality and integrity of the Company’s consolidated financial statements. The purpose of the Audit Committee is to serve as an independent and objective party to: (i) monitor the Company’s financial reporting process and internal control system; (ii) oversee, review and appraise the audit activities of the Company’s independent registered public accounting firm and internal auditing function; (iii) maintain complete, objective and open communication between the Board, the independent accountants, financial management, and the internal audit function; and (iv) oversee the Company’s risk assessment and risk management policies and practices. The Audit Committee provides oversight and evaluation of the process by which management certifies the effectiveness of the Company’s system of internal controls. The Audit Committee reviews and discusses with the independent registered public accounting firm its attestation report on the Company’s system of internal control over financial reporting and its findings as to deficiencies in the system of controls, if any.

The Company’s independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee is solely responsible for appointing or replacing the Company’s independent registered public accounting firm, recommending the submission of such appointment to a shareholder vote, and assuring the independence and providing oversight and supervision thereof. Any non-audit services provided by the auditor must be pre-approved by the Audit Committee. For more information about the Audit Committee’s activities see “Report of the Audit and Enterprise Risk Management Committee of the Board of Directors” below.

Nominating and Corporate Governance Committee

As more fully described in its charter, the Nominating and Corporate Governance Committee (the “Governance Committee”) provides assistance to the Board by identifying qualified individuals as prospective Board members and recommends to the Board the director nominees for election at the annual meeting of shareholders. The Governance Committee oversees the annual review and evaluation of the performance of the Board and its committees, develops and recommends corporate governance guidelines to the Board of Directors, and leads and oversees a search process in the event of a CEO vacancy. In addition, the Governance Committee examines, evaluates, and monitors the independence of directors for general Board positions, as well as for specific committee duties, and evaluates specific qualifications for members serving as audit committee financial experts. The Governance Committee also reviews and approves or ratifies any material potential conflict of interest or transaction between Cascade and any “related person” as defined under applicable SEC rules. See “Related Person Transactions Policy and Procedures” above. The Governance Committee met two times during 2015.

The Governance Committee’s charter provides that, in identifying candidates for membership on the Board, the Governance Committee shall take into account all factors and criteria it considers appropriate, including whether the director/potential director assists in achieving a mix of Board members that represents a diversity of background and experience, including with respect to age, gender, race, place of residence and specialized experience. The Governance Committee also considers it appropriate to identify the impact a candidate will have on the Company and the Board in terms of skill set, expertise, experience, business development contributions, background, character, individual success in chosen fields, public company expertise, geographic diversity, and independence of candidates.

The Governance Committee will consider shareholder recommendations for candidates for the Board using the same process. There are no differences in the manner in which the Governance Committee evaluates director candidates based on whether the candidate is recommended by a shareholder. Shareholder recommendations for potential directors must be in writing and the shareholder submitting a nomination must have continuously held at least $2,000 in market value of Company common stock for at least one year and hold the stock through the date of the annual meeting at which the nomination will be made. Any shareholder who intends to nominate a director at an annual meeting must deliver notice to the Company's Secretary not less than 60 nor more than 90 days prior to the meeting date; provided, however, that if less than 65 days’ notice or prior public disclosure of the meeting date is given or made to shareholders, the shareholder’s notice of a director nomination must be received by the close of business on the 15th day following the day on which such notice or prior public disclosure of the date of the annual meeting was made, whichever first occurs. The shareholder notice must include, for each nominee, the name, age, business address and residence address of the nominee, the principal occupation or employment of the nominee, the number of Cascade shares beneficially owned by the nominee, and other information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of the nominee. Additional information is required with respect to the shareholder giving the notice. The Governance Committee requires evidence that the nominee’s qualifications meet the criteria and considerations as outlined in the Governance Committee charter or as published by the Company from time to time. Refer to the Governance Committee Charter, available on the Company’s website www.botc.com (click on “About Us,” “Investor Information” and then “Governance Documents” on the left side of the page), and the Company’s Bylaws for minimum qualifications of director candidates and procedures for shareholders in communicating nominations to the Board. The Company's Bylaws are available on the Company’s website www.botc.com, or upon written request to the Company's Secretary at 1100 N.W. Wall Street, Bend, Oregon 97703.

Director Qualifications and Experience

The following table identifies the experience, qualifications, attributes and skills that the Board considered in making its decision to appoint and nominate directors to the Board. This information supplements the biographical information provided above. The vertical axis displays the primary factors reviewed by the Governance Committee in evaluating a board candidate.

	Andres	Casciato	Connolly	Elg	Hewitt	Johnson	Keen	Lockhart	Moss	Patrick	Wells	Zink
Experience, Qualifications, Skill or Attribute
Professional standing in chosen field	X	X	X	X	X	X	X	X	X	X	X	X
Expertise in financial services or related industry	X	X	X	X	X	X	X	X	X	X	X	X
Audit Committee Financial Expert (actual or potential)	X	X	X	X	X	X	X	X	X	X
Civic and community involvement	X	X	X	X	X	X	X	X	X	X	X	X
Other public company experience	X	X	X		X	X	X	X	X		X	X
Leadership and team building skills	X	X	X	X	X	X	X	X	X	X	X	X
Diversity by race, gender or culture				X					X
Specific skills/knowledge
– finance		X	X	X	X	X	X	X	X	X		X
– marketing	X											X
– public affairs		X	X		X		X	X	X			X
– human resources					X				X		X
– governance		X	X	X	X	X	X	X	X	X	X	X

DIRECTOR COMPENSATION FOR FISCAL YEAR 2015

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Jerol E. Andres	47,500	26,000	—	—	—	73,500
Chris C. Casciato	—	—	—	—	—	—
Michael J. Connolly	44,000	26,000	—	—	—	70,000
Annette G. Elg	37,500	26,000	—	—	—	63,500
Henry H. Hewitt	21,750	12,999	—	—	—	34,749
Dennis L. Johnson	39,500	26,000	—	—	—	65,500
J. LaMont Keen	46,500	26,000	—	—	—	72,500
James B. Lockhart III	—	—	—	—	—	—
Patricia L. Moss	44,000	26,000	—	—	235,756	305,756
Ryan R. Patrick	57,500	26,000	—	—	—	83,500
Thomas M. Wells	42,000	26,000	—	—	—	68,000
Lightyear Capital LLC	39,500	26,000	—	—	—	65,500
WL Ross and Co. LLC	37,000	26,000	—	—	—	63,000

Fees Earned or Paid in Cash (column b):  Each Company director received an annual cash retainer of $26,000 in 2015. Directors also received $9,000 cash to compensate them for their expected attendance at 17 board meetings. Based on a July

2015 retirement, Mr. Hewitt received a prorated annual cash retainer and attendance fee of $13,000 and $4,500, respectively. The Chairman of the Board (Mr. Patrick) received an additional fee of $20,000. The following Directors received cash compensation for acting as Committee Chairs: Andres (Compensation) $7,500, Hewitt (Loan, prior to retirement) $2,000, Connolly (Loan) $2,000, Moss (Trust) $4,000, Wells (Nominating & Corporate Governance) $4,000, Keen (Audit) $9,000. The Loan and Trust committees are Bank-level committees. Directors also received cash compensation for their anticipated attendance at various committee meetings. The fee schedule for attending committee meetings was $500. At the start of the year, fees are calculated based on anticipated number of committee meetings and fees are then paid out pro-rata on a monthly basis. Employee directors do not receive fees for serving on the Board.

Stock Awards (column c):  Amounts in this column represent the aggregate grant date fair value of the stock awards granted to the directors in 2015. The amounts were calculated based on the closing price of our common stock on the Nasdaq on the date of grant. On June 10, 2015, each director each received 5,210 shares of common stock at a $4.99 stock price with the exception of Mr. Hewitt, who received a prorated 2,605 shares of common stock at a $4.99 stock price due to his scheduled retirement from the Board. Upon retirement Mr. Hewitt’s accumulated 24,088 shares of restricted stock units vested, which resulted in Mr. Hewitt realizing $120,199 in value upon the vesting of such shares.

Option Awards (column d):  The Company historically has not granted any stock options to directors other than nonqualified stock options. The Company did not grant any stock options to the directors in 2015.

All Other Compensation (column f):  Messrs. Andres, Hewitt, Patrick, and Wells are party to Deferred Fee Agreements, with interest credited annually at a rate of 4.32%. After his retirement from the Board, Mr. Hewitt began to receive payments in July 2015.

Ms. Moss is party to the Supplemental Executive Retirement Plan (“SERP”) and Deferred Bonus Plan, each of which was initiated while Ms. Moss was CEO of the Company before becoming a director. The SERP provides for a benefit starting at $18,892 per month, escalating at 2.5% per year with payments continuing for 20 years. The deferred bonus plan has interest credited annually at a rate of 4.32%.

Messrs. Andres and Patrick are party to a director emeritus agreement. The director emeritus agreement provides for a benefit of $18,000 per year for a minimum of 10 years. The benefit will be paid from the director’s normal retirement date until the later of the director’s death or 120 months. The annual benefit payments are subject to a 2.5% annual increase during retirement.

EXECUTIVE OFFICERS

The following table sets forth certain information about the Company’s executive officers. Biographical information about Mr. Zink is given under “Election of Directors - Nominees” above.

Name	Age	Position
Terry E. Zink	64	President and Chief Executive Officer of Cascade Bancorp and Chief Executive Officer of Bank of the Cascades since January 1, 2012.
Gregory D. Newton(1)	65	Executive Vice President and Chief Financial Officer of Cascade Bancorp and Bank of the Cascades since 2002.
Charles N. Reeves(2)	48	Executive Vice President and Chief Operating Officer of Cascade Bancorp and President and Chief Operating Officer of Bank of the Cascades since February 2016.
Daniel J. Lee(3)	59	Executive Vice President and Chief Credit Officer of Cascade Bancorp and Bank of the Cascades since April 2012.
Peggy Biss(4)	58	Executive Vice President and Chief Administrative Officer of Cascade Bancorp and Bank of the Cascades since 2014.
________________

(1)
Gregory D. Newton.  Mr. Newton’s extensive 30 year banking experience includes treasury and accounting experience spanning asset and liability management, investments, funding and derivative management. He has served in key treasury and controllership roles with banks in Seattle, as well as the Federal Reserve. Mr. Newton joined Cascade Bancorp in 1997. He currently serves as investor relations contact. Mr. Newton earned a Bachelor’s Degree at the University of Washington and completed MBA coursework at Seattle University and is a non-public CPA. He is active in the community and the Oregon Bankers Association.

(2)
Charles N. Reeves.  Mr. Reeves was appointed President and Chief Operating Officer of Bank of the Cascades in February 2016, having served as Chief Banking Officer since joining Cascade in August 2012. Mr. Reeves has over 20 years of banking and financial expertise, most recently as Bancorp Senior Vice President of Special Assets at Fifth Third Bank, a $115 billion bank in the Midwest. Prior to his Special Assets role, Mr. Reeves served as President of Fifth Third Bank’s Chicago region from 2008 through 2010, overseeing all lines of business. Reeves holds a Bachelor of Arts from Miami University in Oxford, Ohio. Throughout his career Reeves has been actively involved with community and industry leadership programs, including serving on the board of directors for several organizations.

(3)
Daniel J. Lee. Mr. Lee joined Bank of the Cascades in April 2012 as Chief Credit Officer. He has over 30 years of banking and financial expertise. Prior to joining Cascade, Mr. Lee served in executive positions with a number of community and regional banks including District Head of Corporate Banking for KeyBank, Regional President for Irwin Union Bank, and Chief Credit Officer for Union Federal Bank. Mr. Lee holds a Bachelor’s Degree and MBA from Indiana University, attended the Stonier Graduate School of Banking and has been designated a Certified Turnaround Professional through the Turnaround Management Association. Throughout his career, Mr. Lee has been actively involved with his community and served on the board of Government Relations Council of the American Bankers Association.

(4)
Peggy Biss. Ms. Biss began working for the Bank in 1978 and held the position of Chief Human Resources Officer until 2014 when she was named Chief Administrative Officer. In her current role, Ms. Biss oversees the Bank’s branch operations support and customer service functions in addition to the human resources and training departments. Prior to establishing the human resources department in 1988, Ms. Biss held positions in operations, lending and branch management. Ms. Biss is a Society for Human Resource Management Senior Certified Professional (SHRM-SCP), a Senior Professional in Human Resources (SPHR) as certified by the Human Resources Certification Institute and is a graduate of Pacific Coast Banking School. For more than 30 years, Ms. Biss has been actively involved with community and industry programs. She is a member of the Society of Human Resource Managers and the Oregon Bankers Association.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis (“CD&A”)

This CD&A explains our executive compensation program for our Named Executive Officers listed below. The CD&A also describes the Compensation Committee’s (“Committee”) process for making pay decisions, as well as its rationale for specific decisions related to fiscal 2015.

Name	Title
Terry E. Zink	President & Chief Executive Officer
Gregory D. Newton	Executive Vice President, Chief Financial Officer
Charles N. Reeves	Executive Vice President, Chief Banking Officer
Daniel Lee	Executive Vice President, Chief Credit Officer
Peggy L. Biss	Executive Vice President, Chief Administrative Officer

Executive Summary

2015 Business Strategy & Highlights

In fiscal 2015, our leadership team continued to capitalize on the strong Pacific Northwest growth markets in pursuit of our strategic goal - to grow the Company to $5 billion in assets over time through both organic loan growth and value-enhancing bank acquisitions in the Northwest. We saw very strong year-over-year growth in loans, revenue and profitability, as evidenced by the following financial achievements1:

•	Net income for 2015 was $20.6 million, which generated $0.29 per share, compared to $3.7 million, or $0.06 per share, for 2014.

•	Net interest income was up $13.4 million, or 20.6%, during 2015 and non-interest income was up $4.8 million, or nearly 25%.

•	Non-interest expenses improved during 2015 by approximately $7.0 million, or 8.6%.

•	Return on average tangible assets for 2015 was 0.87% compared to 0.19% in 2014.

•	Return on average tangible stockholders’ equity was 8.56% in 2015 compared to 1.77% in 2014.

•	Year-over-year loan growth was 13.1%, including organic loan growth of approximately $149.7 million, or 11.8%, for the year.

•	Year-over-year total deposit growth for 2015 was approximately $102 million, or 5.1%, and the increase in non-interest bearing deposits was 17.5%, while interest checking balances were up 12.0%.

In addition to these financial achievements and a robust pipeline of new business, our leadership team has enhanced the prospective franchise value by improving the strategic position of Cascade. In March 2016, we completed our previously announced acquisition of approximately $470 million in deposits along with 12 Oregon branch locations and three Washington branch locations from Bank of America, National Association. This acquisition will strengthen Cascade’s core deposit and customer relationship base in the Southern and Coastal counties of Oregon, with its deposit market share increasing to a top tier ranking in many of these communities.

________________________________________
1Certain non-GAAP financial measures, specifically organic loan growth, return on average tangible assets and return on average tangible stockholders’ equity, are important measures of the strength of the Company’s capital and its ability to generate earnings on its tangible capital invested by its shareholders. Presentation of these non-GAAP financial measures provides useful supplemental information to our investors and others that contributes to a proper understanding of the financial results and capital levels of the Company. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance. These non-GAAP disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found on pages 29 and 30 of our Annual Report on Form 10-K for the year ended December 31, 2015.

Also enhancing our strategic positioning, Cascade opened a business banking center in downtown Seattle in the fourth quarter of 2015, staffed by experienced lenders and treasury management personnel. This office enhances our ability to grow aggregate loans and diversify our loan portfolio. Additionally, in March of 2015, the Bank further diversified its lending activities with the addition of an equipment finance line of business led by an experienced aircraft lender.
Our credit quality metrics also improved in 2015 and franchise value was enhanced with the realization of $6.4 million in net recoveries on loans previously charged off.

These accomplishments are predicated on the commitment and focus of the NEOs under the leadership of Terry Zink. Since his appointment as CEO in January of 2012, the Company has built a solid platform for profitable growth. We have had a significant reduction in adversely risk rated loans and improvement of our credit quality metrics to levels that are generally consistent with those of our industry peers - enabling the termination of the prior regulatory agreements in 2013. During this period, the Company has also returned to profitability and diversified its revenue channels, enabling recapture of its $50 million deferred tax asset. In May 2014, we acquired Home Federal Bank in a transaction that rationalized the combined branch network and captured important economies of scale with the aim of improved profitability and the enhancement of franchise value. Importantly, the Bank has also enhanced its organic growth in terms of both loans and deposits.

2015 Compensation Actions At-A-Glance

Our NEOs are compensated through pay elements designed to drive sustained business performance, build an internal culture of ownership and create long-term value for our shareholders. The Committee took the following compensation-related actions for fiscal 2015:

•
Base Salaries: None of our NEOs received salary adjustments in 2015, with the exceptions of Mr. Newton. This adjustment was based on his increased responsibility within the organization and to better align his base salary with market practice. More information about base salaries can be found on page 21 of this Proxy Statement.

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Annual Cash Incentives and Discretionary Bonuses: Consistent with our business achievements and the contributions of our NEOs, the Committee approved annual incentive payouts for each of the NEOs of 180% of target. Separate from these incentive payouts, the Committee also approved one-time cash bonuses to Messrs. Newton and Lee and Ms. Biss. Mr. Newton’s bonus was based on his increased scope of responsibility and role within the bank. Mr. Lee and Ms. Biss received these cash payments in lieu of merit increases to their base salaries. More information about these awards can be found on pages 21 - 23 of this Proxy Statement.

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Long-Term Incentives: The Committee believes that Mr. Zink, along with the other NEOs, are at the core of our success over the last few years and that their vision, leadership and deep experience are critical to the ongoing success of the Company. To this end, and as also disclosed in last year’s Proxy Statement, on February 3, 2015, the Committee approved a one-time stock option award grant to each of the NEOs. This award is fully focused on the goal of creating shareholder value and only provides value to the NEOs if the price of the Company’s stock appreciates over time. More information about these awards can be found on page 23 of this Proxy Statement.

Compensation Practices & Policies

Our executive compensation program is designed to encourage prudent decision-making and prevent excessive risk-taking behaviors through the following processes, policies and practices, which we believe reflect corporate governance best practices.

What We Do		What We Don’t Do
✓	Emphasis on variable compensation	x	No single-trigger vesting upon a change in control
✓	Stock ownership guidelines	x	No repricing of stock options without shareholder approval
✓	Annual risk assessment	x	No tax gross ups
✓	Independent compensation consultant	x	No special perquisites
✓	Clawback policy	x	No bonus guarantees

2015 Say-On-Pay

Maintaining an open dialogue with our shareholders about our executive compensation program is a priority - especially as we continue to grow at a rapid pace. Our goal is to ensure that our shareholders have a good understanding of how our executive compensation program is intended to drive our mission to deliver region-leading returns and profitability and become a $5 billion banking franchise.

At the Company’s 2015 Annual Meeting of Shareholders, approximately 80% of the shareholders who voted on the “say on pay” proposal approved the compensation of our NEOs. Based on the favorable vote result, we did not make substantive changes to the structure of our program for 2015. However, as our business quickly changes, we are committed to the continuous evolution of our executive compensation program to ensure alignment with our compensation philosophy, business objectives and shareholder interests, as well as market best practices. To this end, we plan to expand our shareholder engagement efforts in 2016 and beyond.

Our Compensation Philosophy

Our executive compensation program is designed to motivate our NEOs to execute on our strategic goal - to grow the Company to $5 billion in assets over time through both organic loan growth and value-enhancing bank acquisitions in the Northwest - to deliver region-leading returns and profitability. This is the core of our compensation philosophy - driven by the following guiding principles that underpin the critical connections between business performance, shareholder value creation, talent management and sound decision making.

Our Executive Compensation Philosophy: *Guiding Principles*

Performance Based

- A significant portion of an executive's total compensation should be variable ("at-risk") and contingent upon the attainment of certain specific and measurable short- and long-term business performance objectives.

Stakeholder Aligned

- Executives should be compensated through pay elements (base salaries, short- and long-term incentives) designed to drive sustained business performance, build an internal culture of ownership and create long-term value for our shareholders.

Competitive

- Target total compensation should be competitive with that being offered to individuals holding comparable positions at other companies with which we compete for market share and executive talent to ensure we attract and retain the best people to lead our success.

Responsible

- Total compensation should be reinforced by best-practice governance standards, encourage prudent decision-making and prevent excessive risk-taking behaviors through sound and rigorous processes, policies and practices.

Principal Elements of Pay

Our compensation philosophy is supported by the following principal elements of pay:

Pay Element	How Its Paid	Purpose
Base Salary	Cash (Fixed)	Provide a competitive base salary rate relative to similar positions in the market and enable the Company to attract and retain critical executive talent
Annual Executive Incentive Program	Cash (Variable)	Reward executives for delivering on annual strategic objectives that contribute to shareholder value creation
Long-Term Incentive Plan	Equity (Variable)	Provide incentives for executives to execute on longer-term financial goals that drive organic growth, shareholder value creation and support the Company’s retention strategy

Our Decision Making Process

Role of the Compensation Committee

The Committee is responsible for overseeing that the executive compensation program is designed and administered consistent with our compensation philosophy. The Committee reviews compensation levels for all of our executive officers, including our NEOs, as well as all other programs applicable to such officers. The Committee also makes all final compensation decisions regarding our NEOs, except for the CEO, whose compensation is reviewed and approved by the full Board, based upon recommendations of the Committee.

Details of the Committee’s authority and responsibilities are specified in the Committee’s charter, which is available on the Company’s website at www.botc.com (click on “About Us,” “Investor Information” and then “Governance Documents” on the left side of the page).

Role of Management

The Committee frequently requests the attendance of the CEO and the Executive Vice President and Chief Administrative Officer at Compensation Committee meetings to discuss executive compensation and evaluate Company and individual performance. Occasionally other executives may be invited to attend a Committee meeting to provide financial or human resources information. NEOs or other key executive officers in attendance may provide their insights and suggestions, but only independent Committee members may vote on decisions regarding NEO compensation. The Committee discusses the CEO’s compensation with the CEO, but final deliberations and all votes regarding the CEO’s compensation are made without the CEO present. The Committee makes recommendations to the Board for final approval regarding all compensation matters for the CEO. The Committee makes decisions related to compensation for the NEOs (other than the CEO) and other key executive officers after receiving recommendations from the CEO and any input requested from the independent compensation consultants. A NEO or key executive officer is not present at a meeting when his or her compensation is being approved.

Role of the Independent Consultant

The Committee also seeks advice and assistance from compensation consultants and outside counsel. The Committee has engaged Pearl Meyer to provide advice, relevant market data and best practices to consider when making compensation decisions, including decisions involving our CEO and the programs applicable to senior executives generally. Pearl Meyer also provides the Committee with input on program design features and the balance of pay among the various components of executive compensation. Pearl Meyer provides no additional services to the Committee. The Committee has assessed the independence of Pearl Meyer against the specific criteria under applicable SEC and Nasdaq rules and determined no conflict of interest is raised by Pearl Meyer’s work for the Committee.

Assessing External Market Practice

As part of our compensation philosophy, our executive compensation program is designed to attract, motivate and retain our NEOs in an increasingly competitive and complex talent market. As such, the Committee evaluates industry-specific and general market compensation practices and trends to ensure that our program remains appropriately competitive. The Committee periodically considers publicly-available data for informational purposes when making its compensation-related decisions. However, market data are not the sole determinants of the Company’s practices or executive compensation levels. When determining base salaries, incentive opportunities and annual equity grants for NEOs, the Committee also considers the performance of the Company and the individual, the nature of an individual’s role within the Company, as well as experience and contributions to his or her current role. For fiscal 2015, the Committee did not materially rely on a particular group of companies for benchmarking purposes.

Our 2015 Executive Compensation Program in Detail

Base Salary

We provide each of our NEOs with a competitive fixed annual base salary. The base salaries for our NEOs are reviewed annually by the Committee by taking into account the results achieved by each executive, his or her future potential, scope of responsibilities and experience, and competitive pay practices. As shown in the following table, the Committee did not make adjustments to the base salaries of any of the NEOs, with the exception of Mr. Newton. Mr. Newton’s base salary was adjusted to further align his pay with market-competitive levels and recognize and reward his leadership role and increased responsibilities within the Company.

NEO	2014	2015	% Increase
Terry E. Zink	$550,000	$550,000	—%
Gregory D. Newton	245,000	252,350	3.00%
Charles N. Reeves	275,000	275,000	—%
Daniel Lee	235,000	235,000	—%
Peggy L. Biss	225,000(1)	225,000	—%

(1) Ms. Biss was promoted to Chief Administrative Officer (“CAO”) from Chief Human Resources Officer (“CHRO”) during 2014. In December 2014, her salary was increased by 6.15% to reflect her promotion and broader scope of responsibilities in connection with the increased size of the organization. Ms. Biss’s actual earned salary in 2014 was $213,083.

2015 Annual Executive Incentive Program

The 2015 Annual Executive Incentive Program provided our NEOs the opportunity to earn a performance-based annual cash bonus. Target annual bonus opportunities were established based on the NEO’s level of responsibility and his or her ability to impact overall results and are expressed as a percentage of base salary and are awarded as a percentage of target.

Actual bonus payouts, which can range from 0% to 200% of target award amounts, are discretionarily determined, guided by a framework designed to consider both quantitative and qualitative outcomes against goals. The Committee establishes goals at the beginning of the fiscal year based upon the business conditions and areas of opportunity that exist. The factors taken into account by the Committee in determining actual bonus payouts for fiscal 2015 were performance against the below-described financial and strategic quantitative and qualitative goals.

Quantitative Goals	Weight	2015 Performance Highlights	Performance Determination	Percent of Bonus(1)
Target Earnings Per Share of $0.28	20%	Net income was $20.6 million, which generated earnings per share of $0.29.	150%	30%
Target Organic Loan Growth of 8%	20%	Year-over-year loan growth was 13.1%, including organic loan growth of approximately $149.7 million, or 11.8%, for the year.	150%	30%
Target Deposit Growth of 6.5%	5%	Year-over-year total deposit growth was approximately $102 million, or 5.1%. Qualitative factors considered in determining performance level included: 0.08% cost of deposits - among the best in the nation; Strong increases in most stable and lowest-cost core deposits, including 17.5% and 12.0% growth in non-interest checking and interest checking, respectively; Aggregate checking balances at 57% of total deposits; and More expensive CD balances acquired in the acquisition of Home Federal Bank were allowed to run off.	200%	10%

Qualitative Goals	Weight	2015 Performance Highlights	Performance Determination	Percent of Bonus(1)
Expand franchise footprint through accretive M&A	20%	Bank of America acquisition increased core deposits by 23%. Increased deposit market share ranking to #4 from #10 in S. Oregon.	200%	40%
Regulatory ratings Risk management (Safety, soundness, compliance)	20%	Bonus paid was consistent with the regulatory ratings established by the Committee. Satisfactory independent and internal audit and compliance programs. Maintained low tier rate for FDIC deposit insurance. Credit quality metrics continued to improve over 2014 levels, including: Lower levels of non-performing assets as % of assets (0.34% vs 0.64%); > 30-day delinquent loans (0.24% vs 0.27%). Achieved $6.4 million in net recoveries (vs $1.2 million). Improved diversification by loan type and geography.	200%	40%
Discretionary	15%	The Committee determined that there was significant measurable success across all dimensions of the franchise. The Bank of America transaction and Seattle Loan Production Office expansion were positively received as enhancing franchise value by market analysts and our year-over-year stock price was up 17%.	200%	30%

(1) Weight x Performance Determination

TOTAL PAYOUT	180%

Based on the above performance results as assessed and approved by the Committee, each NEO received 180% of his or her target award as outlined in the table below:

NEO	Target Award (%)	Target Award ($)	Actual Award ($)
Terry E. Zink	60%	$330,000	$594,000
Gregory D. Newton	45%	113,558	204,404
Charles N. Reeves	45%	123,750	222,750
Daniel Lee	45%	105,750	190,350
Peggy L. Biss	45%	101,250	182,250

Discretionary Bonuses

Separate from the payouts under the 2015 Annual Executive Incentive Program, in May 2015, the Committee approved one-time cash bonuses to Messrs. Newton and Lee and Ms. Biss. Mr. Newton’s bonus was based on his increased scope of responsibility and role within the bank. Mr. Lee and Ms. Biss received these cash payments in lieu of merit increases. These payments were as follows:

NEO	Bonus
Gregory D. Newton	$24,500
Daniel Lee	7,050
Peggy L. Biss	6,750

Long-Term Incentives: Equity Awards

The Committee believes that Mr. Zink, along with the other NEOs, are at the core of our success over the last few years and that their vision, leadership and deep experience are critical to the ongoing success of the Company. To this end, the Committee approved a special one-time grant of equity to the NEOs to support the Company’s retention strategy and help our senior management team maintain a continued focus on their responsibilities to maximize shareholder value over the long term.
In arriving at the appropriate equity vehicle to use for this purpose, the Committee explored multiple alternatives and evaluated modeling and scenario testing over a period of months. These deliberations resulted in the Committee’s decision to award stock options to each of the NEOs in 2015, as follows:

Name	Number of Stock Options
Terry E. Zink	1,500,000
Gregory D. Newton	600,000
Charles N. Reeves	600,000
Daniel Lee	250,000
Peggy L. Biss	350,000

Why Stock Options?

The Committee believes that stock options provide meaningful incentives for management to execute on the longer-term financial and strategic growth goals that drive shareholder value creation because they only provide value to the NEOs if the price of the Company’s stock appreciates over time. Specifically, the value of the award depends on the price of Cascade’s common stock in the future as compared to the exercise price of the options granted.

The exercise price of the stock options under the 2015 award is $4.79, which was the closing price of Cascade’s common stock on the date of the grant (February 3, 2015). There can be no assurance that any value will actually be realized. These stock options are also contingent upon the continued employment of the NEO through each vesting date. The vesting schedule is as follows:

Percentage of Award that Vests	When It Vests
50%	February 3, 2018
25%	February 3, 2019
25%	February 3, 2020

Voluntary termination of employment before February 3, 2018, results in the forfeiture of 100% of the options. Vesting and exercisability of unvested options can accelerate under special circumstances such as death, disability and involuntary termination associated with a change in control. Additional details can be found in the Plan-Based Awards Table on page 28 and the Post-Termination Tables on pages 33 - 37 of this Proxy Statement.

Retirement Benefits

The Company sponsors a 401(k) Retirement Savings Plan (the “401(k) Plan”) pursuant to which all employees, including the NEOs, may make deferrals (“Employee Deferrals”) and the Company may make matching contributions (“Matching Contributions”) and profit-sharing contributions (“Profit Sharing Contributions”). All contributions are subject to certain limitations on contributions under the Internal Revenue Code and the 401(k) Plan provisions. The Matching Contribution formula is equal to 100% of Employee Deferrals up to 4% of base salary. Participants actively employed at year-end and with over 1,000 hours of paid time in the calendar year are eligible to receive Profit Sharing Contributions.

The Company also maintains nonqualified deferred compensation arrangements for certain NEOs. Mr. Zink participates in a Deferred Compensation Agreement (“DCA”) and Mr. Newton and Ms. Biss each participate in a Deferred Bonus Agreement (“DBA”). No Company contributions were made to these arrangements during 2015 and all three participants were fully vested in their account balances prior to 2015. The DCA and DBA agreements allow for elective deferral of compensation by the participants; no such elections were made by any of the participants for compensation earned in 2015. Account balances under the DCA and DBA arrangements were credited with interest at the annual rate of 4.32% in 2015. Additional details for the DCA and DBA arrangements can be found in the Nonqualified Deferred Compensation Plans Table and related narrative on pages 30 - 31 of this Proxy Statement.

The Company has nonqualified, unfunded Supplemental Employee Retirement Plans (“SERPs”) in place for Mr. Newton and Ms. Biss. Mr. Newton is fully vested in his annual normal retirement benefit amount of $77,150 and Ms. Biss is fully vested in her annual normal retirement benefit amount of $94,250. The annual benefit payments are subject to a 2.5% annual increase during retirement and will be paid in 12 equal monthly installments commencing upon termination for any reason (other than Termination for Cause, as defined in the SERP) for a period of 20 years. Additional details for the SERP arrangements can be found in the Pension Benefits Table and related narrative on pages 29 - 30 of this Proxy Statement.

Other Benefits and Perquisites

The NEOs participate in the Bank’s broad-based employee welfare benefit plans, such as medical, dental, vision, supplemental disability and term life insurance. The NEOs are provided the same benefits, and participate in the cost at the same rate, as all other employees. No special perquisites are provided to our NEOs.

Employment Agreements, Severance Benefits and Change In Control Arrangements

The Company maintains Employment Agreements with each of the NEOs that provide payments upon certain termination events. The Committee believes the Employment Agreements play a critical role in support of the Company’s leadership strategy and help to ensure that we retain the talent necessary to deliver on our key business objectives and maximize shareholder value. The Employment Agreements also provide important protection to the Company by subjecting the executives to certain non-competition, non-solicitation and other restrictions following their termination of employment.

Each of the NEO Employment Agreements was amended on February 4, 2015. The term of each agreement is two years commencing on the effective date, and will automatically renew for additional one year periods thereafter unless the Company gives notice of termination 90 days prior to the expiration of the immediately preceding term. Details for the Employment Agreements can be found in the Post-Termination Tables and related narratives on pages 31 - 37 of this Proxy Statement.

Other Practices, Policies and Guidelines

Stock Ownership Requirements

The Company maintains stock ownership guidelines that are designed to promote our ownership culture and further align the interests of our shareholders, directors and top executives.

Our NEOs are expected to acquire and hold a minimum of Company stock equal to a multiple of his or her annual base salary within five years from the award of his or her title. Officers not meeting the ownership requirements are not eligible for promotion unless there is a plan approved by the CEO and the Chairman of the Committee.

Title	Guideline as a Multiple of Salary
CEO	3x
Other NEOs	2x

Directors are also expected to acquire and hold a minimum of Company stock totaling four times the approximate annual value of cash compensation received (retainer and regular board meeting fees). They are expected to meet this guideline within their first four year period of service and each member is encouraged to reach the minimum as soon as possible.

The following ownership interests are considered when determining compliance with stock ownership guidelines:

•	common shares held directly or indirectly;

•	common shares (on an as converted full value basis) held in our 401(k) or other benefit plan; and

•	all vested or unvested stock options, restricted stock or stock units.

All of our NEOs and directors are currently in compliance with the guidelines.

Clawback Policy

The Company reserves the right to correct or recover overpayments made incorrectly or unintentionally. The Company also reserves the right to clawback payments if the Board determines an officer engaged in fraud or willful misconduct. Any recoupment under this policy may be in addition to, and is not limited by, any other remedies that may be available to the Company under applicable law, including disciplinary actions up to and including termination of employment.

2015 Risk Assessment

Each year, the Company performs a detailed risk analysis of each of its compensation programs. If warranted, the Committee will recommend changes to address concerns or considerations raised in the risk review process. Changes may be recommended for the program design or its oversight and administration in order to mitigate unreasonable risk, if any is determined to exist. The Committee has concluded that the Company’s compensation arrangements do not encourage employees to take unnecessary and excessive risks. We do not believe that any risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

Tax and Accounting Considerations

The Company takes tax and accounting implications into consideration in choosing the particular elements of our compensation and in the procedures we use to set and pay those elements. In the selection and design of executive pay instruments, the Committee reviews extensive modeling analyses of the various alternatives and considers the related tax and accounting impact.

We seek to pay compensation in the most tax-effective manner reasonably possible and therefore take tax considerations into account.

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Section 162(m) of the Internal Revenue Code (“Section 162(m)”) provides that payments of compensation in excess of $1,000,000 annually to a covered employee (the Chief Executive Officer and each of the three-highest paid executive officers other than the Chief Financial Officer) will not be deductible for purposes of U.S. corporate income taxes unless it is “performance-based” compensation and is paid pursuant to a plan and procedures meeting certain requirements of the Code. Under our incentive plans, our Compensation Committee may issue awards which qualify as deductible performance-based compensation under Section 162(m). However, we may pay compensation that does not satisfy the requirements of Section 162(m) where we believe that it is in the best overall interests of the Company.

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Section 409A of the Internal Revenue Code provides that deferred compensation (including certain forms of equity awards) is subject to additional income tax and interest unless it is paid pursuant to a plan and procedures meeting certain requirements. It is our intention to deliver compensation which complies with the requirements under Section 409A.

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We have generally granted stock options to NEOs first as incentive stock options under Section 422 of the Internal Revenue Code, up to the volume limitations contained in the Internal Revenue Code, and nonqualified stock options thereafter. Generally, for stock options that do not qualify as incentive stock options, upon exercise of the options, the holders of the stock options recognize taxable income and we are entitled to a tax deduction. For stock options that qualify as incentive stock options, we do not receive a tax deduction and the holder of the stock option may receive more favorable tax treatment than he or she would for a non-qualified stock option. For federal income tax purposes, the NEO will generally be deemed to have received compensation income on each vesting date equal to the fair market value of restricted shares vesting on such date, and the Company will generally be entitled to a tax deduction for such amount as compensation expense unless limited by tax rules.

Compensation Tables

The following table sets forth all compensation received from the Company for the fiscal year ended December 31, 2015, by our NEOs. In this table and the tables that follow, columns required by the SEC rules may be omitted where there is no amount to report.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)		Bonus ($)		Stock awards ($)	Options awards ($)		Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)		All other compensation ($)		Total ($)
Terry E. Zink President and Chief Executive Officer	2015	550,000		594,000		—	2,445,000	[1]	—	1,687	[10]	10,600	[3]	3,601,287
	2014	550,000		544,500		495,000	—		—	376	[10]	125,792	2, [3]	1,715,668
	2013	550,000		495,000		329,998	—		—	—		239,563	2, [3]	1,614,561
Gregory D. Newton Executive Vice President Chief Financial Officer	2015	249,900	[4]	228,904	[5]	—	978,000	[1]	—	73,662	[11]	10,600	[3]	1,541,066
	2014	245,000		181,913		165,375	—		—	37,252	[11]	7,554	[3]	637,094
	2013	245,000		165,375		200,000	—		—	121,980	[11]	3,369	[3]	735,724
Charles N. Reeves Executive Vice President Chief Banking Officer	2015	275,000		222,750		—	978,000	[1]	—	—		10,600	[3]	1,486,350
	2014	275,000		204,188		185,621	—		—	—		7,562	[3]	672,371
	2013	275,000		185,625		100,000			—	—		6,875	[3]	567,500
Peggy L. Biss Executive Vice President Chief Administrative Officer	2015	225,000		189,000	[6]	—	570,500	[1]	—	123,646	[12]	10,600	[3]	1,118,746
	2014	213,083	[7]	157,410		143,098	—		—	78,368	[12]	6,890	[3]	598,849
	2013	212,000		146,242	[8]	175,000	—		—	207,263	[12]	6,360	[3]	746,865
Daniel J. Lee Executive Vice President Chief Credit Officer	2015	235,000		197,400	[9]	—	407,500	[1]	—	—		10,600	[3]	850,500
	2014	235,000		105,750		158,621	—		—	—		7,677	[3]	507,048
	2013	235,000		158,625		100,000	—		—	—		7,050	[3]	500,675

(1) Value of option award based on Black Scholes value of $1.63 per share. The assumptions used to determine this value can be found on page 99 of our Annual Report on Form 10-K for the year ended December 31, 2015.

(2) Includes the $350,000 contribution by the Company to Mr. Zink’s Deferred Compensation Agreement account, as per his employment agreement. $232,000 was funded in 2013; $118,000 was funded in 2014.
(3) Includes the company matching contribution to executives’ 401k retirement savings plan; Mr. Zink’s match included in this amount was $10,600 in 2015; $7,792 in 2014; $7,562 in 2013.
(4) Represents actual base salary earned in 2015. Mr. Newton’s pay was increased from $245,000 to $252,350 effective May 1, 2015.
(5) Represents Mr. Newton’s 2015 annual bonus of $204,404 and his 2015 discretionary bonus of $24,500.
(6) Represents Ms. Biss’s 2015 annual bonus of $182,250 and bonus in lieu of merit of $6,750.
(7) Ms. Biss received a promotion and pay adjustment effective December 1, 2014. Salary represents one month at her increased rate of pay.
(8) Represents Ms. Biss’s 2012 annual bonus paid in the first quarter of 2013 of $143,100, and a discretionary bonus of $3,142.
(9) Represents Mr. Lee’s 2015 annual bonus of $190,350 and bonus in lieu of merit of $7,050.
(10) Represents above market earnings credited to Mr. Zink’s Deferred Compensation Agreement of $1,687 in 2015 and $376 in 2014.
(11) Represents Mr. Newton’s change in Supplemental Employee Retirement Plan value of $69,322 in 2015, $35,249 in 2014, and $118,515 in 2013, as well as above market earnings credited to Mr. Newton's Deferred Bonus Agreement of $4,340 in 2015, $2,003 in 2014, and $3,465 in 2013.

(12) Represents Ms. Biss’s change in Supplemental Employee Retirement Plan value of $120,142 in 2015, $76,888 in 2014, and $204,702 in 2013, as well as above market interest earnings credited to Ms. Biss's Deferred Bonus Agreement of $3,504 in 2015, $1,480 in 2014, and $2,561 in 2013.

GRANTS OF PLAN-BASED AWARDS
Name and principal position	Grant Date	All other option awards: number of securities under-lying options (#)		Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards

Terry E. Zink	2/3/2015	1,500,000	(1)	$4.79	2,445,000	(2)
Gregory D. Newton	2/3/2015	600,000	(1)	$4.79	978,000	(2)
Charles N. Reeves	2/3/2015	600,000	(1)	$4.79	978,000	(2)
Peggy L. Biss	2/3/2015	350,000	(1)	$4.79	570,500	(2)
Daniel J. Lee	2/3/2015	250,000	(1)	$4.79	407,500	(2)

(1) The options awarded to executives in 2015 were a one-time special grant.
(2) Value of option award based on Black Scholes value of $1.63 per share. The assumptions used to determine this value can be found on page 99 of our Annual Report on Form 10-K for the year-ended December 31, 2015.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

Name and principal position	Option Awards				Stock Awards
	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (1) (#)	Option exercise price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested (4) ($)	Date equity fully vests
Terry E. Zink	19,412	—	5.95	2/13/2022	19,031	(2)	115,518	5/28/2016
	—	20,876	4.79	2/3/2025	82,500	(3)	500,775	6/11/2019
	—	1,479,124	4.79	2/3/2025	—		—	—
Gregory D. Newton	366	—	273.20	2/1/2017	11,534	(2)	70,011	5/28/2016
	364	—	273.20	2/1/2017	27,562	(3)	167,301	6/11/2019
	1,300	—	101.30	3/3/2018	—		—	—
	6,000	—	5.70	3/16/2020	—		—	—
	—	20,876	4.79	2/3/2025	—		—	—
	—	579,124	4.79	2/3/2025	—		—	—
Charles N. Reeves	12,987	—	5.55	10/15/2022	5,767	(2)	35,006	5/28/2016
	—	20,876	4.79	2/3/2025	30,937	(3)	187,788	6/11/2019
	—	579,124	4.79	2/3/2025	—		—	—
Peggy L. Biss	366	—	273.20	2/1/2017	10,092	(2)	61,258	5/28/2016
	303	—	273.20	2/1/2017	23,850	(3)	144,770	6/11/2019
	1,150	—	101.30	3/3/2018	—		—	—
	5,250	—	5.70	3/16/2020	—		—	—
	—	20,876	4.79	2/3/2025	—		—	—
	—	329,124	4.79	2/3/2025	—		—	—
Daniel J. Lee	—	20,876	4.79	2/3/2025	5,767	(2)	35,006	5/28/2016
	—	229,124	4.79	2/3/2025	26,437	(3)	160,473	6/11/2019

(1) These stock options were granted on February 3, 2015, and are subject to graduated vesting as follows: 50% vest on February 3, 2018; 25% on February 3, 2019, and 25% on February 3, 2020.
(2) These shares of restricted stock were awarded on May 28, 2013, and were subject to three year graduated vesting at 33% in year one and two, and 34% in year three. Shares will be fully vested on May 28, 2016.

(3) These shares of restricted stock were awarded on June 11, 2014, and are subject to five year graduated vesting at 20% per year over five years. Shares will be fully vested on June 11, 2019.
(4) Equity awards valued using the closing price of our common stock as of December 31, 2015, which was $6.07.

OPTION EXERCISES AND STOCK VESTED
Name and principal position	Option awards		Stock awards
	Number of shares acquired on exercise (#)	Value realized upon exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Terry E. Zink	—	—	19,031	93,823
	—	—	20,625	103,331
Gregory D. Newton	—	—	11,534	56,863
	—	—	6,891	34,524
Charles N. Reeves	—	—	5,767	28,431
	—	—	7,734	38,747
Peggy L. Biss	—	—	10,093	49,758
	—	—	5,962	29,870
Daniel J. Lee	—	—	5,767	28,431
	—	—	6,609	33,111

Pension Benefits

PENSION BENEFITS
Name and principal position	Plan name	Number of years credited service (1) (#)	Present value of accumulated benefit (2) ($)	Payments during last fiscal year ($)
Terry E. Zink	—	—	—	—
Gregory D. Newton	Bank of the Cascades Supplemental Employee Retirement Plan	18	1,259,305	—
Charles N. Reeves	—	—	—	—
Peggy L. Biss	Bank of the Cascades Supplemental Employee Retirement Plan	37	1,529,320	—
Daniel J. Lee	—	—	—	—

(1) Mr. Newton and Ms. Biss are fully eligible for their respective normal retirement benefit and, therefore, years of credited service is no longer applicable.

(2) The discount rate of 4.32% was used to calculate the present value of accumulated benefits, which is consistent with the liabilities reported in our financial statements.

Supplemental Employee Retirement Plan (“SERP”)

The Bank has SERP agreements in place for Mr. Newton and Ms. Biss. Mr. Newton and Ms. Biss are general unsecured creditors of the Bank regarding the payment of benefits.

Mr. Newton and Ms. Biss are fully eligible for normal retirement benefits upon separation from service except in the case of a Termination for Cause (as defined in the agreement). The annual benefit payable to Mr. Newton is $77,150 and the annual benefit payable to Ms. Biss is $94,250. Commencing on the first anniversary after payments begin, benefits are increased annually by 2.50%. Benefits are payable monthly for a period of 20 years.

If the participant dies during active employment, the benefit is payable to the participant’s beneficiary beginning on the first day of the fourth month after death.

If the participant experiences a Termination for Cause, no benefits are payable from the plan. Per Section 409A of the Internal Revenue Code, certain payments to Mr. Newton and Ms. Biss would not commence for six months following a termination of employment.

The SERP agreements include non-competition and non-solicitation provisions which result in forfeiture (and repayment, if applicable) of all benefits if the participant competes with the Bank or violates non-solicitation requirements during employment or within 18 months following termination of employment.

NONQUALIFIED DEFERRED COMPENSATION PLANS

Name and principal position	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY (1) ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE (2) ($)
Terry E. Zink	—	—	16,413	—	857,917	(3)
Gregory D. Newton	—	—	16,163	—	382,968	(4)
Charles N. Reeves	—	—	—	—	—
Peggy L. Biss	—	—	13,051	—	309,232	(5)
Daniel J. Lee	—	—	—	—	—

(1) Reflects interest credited in January 2015 for the year ending December 31, 2014 at annual rate of 4.67% for Mr. Zink. Account balances for Mr. Newton and Ms. Biss were credited with interest at 4.32% (compounded monthly) for the fiscal year ending December 31, 2015. Interest in the amounts of $1,687, $4,340 and $3,505 for Messrs. Zink and Newton and Ms. Biss, respectively, are reported in the Summary Compensation Table as above market interest.

(2) Reflects contributions by our NEOs, contributions by the Company and interest on balances prior to 2015 plus interest for 2015 (with amounts that are included in the Summary Compensation Table for 2013-2015 shown in notes 3, 4 and 5 below).

(3) $842,113 of Mr. Zink’s aggregate balance is reported in the Summary Compensation Table for the years 2013-2015, reflecting the aggregate contributions made by the Company, deferrals by Mr. Zink, and above market interest for those years.

(4) $9,808 of Mr. Newton’s aggregate balance is reported in the Summary Compensation Table for the years 2013-2015 which reflects above market interest for those years. There were no contributions made by the Company or deferrals by Mr. Newton for 2013-2015.

(5) $32,606 of Ms. Biss’s aggregate balance is reported in the Summary Compensation Table for the years 2013-2015 which reflects deferrals made by Ms. Biss in the amount of $25,060 and above market interest of $7,546.

Deferred Bonus Agreements (“DBA”)

The Bank has DBA agreements in place for Mr. Newton and Ms. Biss that allow them to elect to defer a portion of their annual cash bonus payments. The Bank has established deferral accounts on its balance sheet that track the annual deferrals and credited interest. The deferral accounts are solely used as a measuring device, and Mr. Newton and Ms. Biss are general unsecured creditors of the Bank regarding the payment of benefits. The DBA agreements allow Mr. Newton and Ms. Biss to defer up to 25% of his or her annual cash bonus into the plan. No contributions were made by either Mr. Newton or Ms. Biss in 2015. Interest was credited to DBA balances in 2015 at an annual rate of 4.32%, compounded monthly, and will be credited at same rate in 2016; the interest rate is reviewed annually and updated, as appropriate.

The DBA agreements provide payouts in the event of termination for any reason. If Mr. Newton dies while actively employed with the Bank, his account balance will be paid to his named beneficiary in the form of 120 monthly payments. If Ms. Biss dies while actively employed with the Bank, her account balance (projected to age 62, if death occurs prior to that date) will be paid to her named beneficiary in the form of 120 monthly payments. If termination is due to reasons other than death, the account balance will be paid in equal monthly installments or in a lump sum according to the participant’s election under his or her agreement. If either participant experiences a Termination for Cause (as defined in the agreements), payouts will not exceed cumulative deferrals. If an unforeseeable emergency (as defined in the agreements) occurs, the participant may petition to receive a distribution from the agreement (a “Hardship Distribution”). Per Section 409A of the Internal Revenue Code, certain payments to Mr. Newton and Ms. Biss would not commence for six months following a termination of employment.

The DBA agreements include a non-competition provision which results in forfeiture (and repayment, if applicable) of interest credited to the account if the participant competes with the Bank in Oregon or Idaho during employment or within 18 months following termination of employment.

Deferred Compensation Agreement (“DCA”)

The Bank has a DCA agreement in place for Mr. Zink that allows him to elect to defer a portion of his annual cash bonus payment. Mr. Zink’s DCA was credited an initial grant by the Bank, in two installments totaling $350,000 (the “Initial Grant”).

Mr. Zink is fully vested in the Initial Grant. The Bank has established a deferral account on its balance sheet that tracks the Initial Grant, annual deferrals, and credited interest. The deferral accounts are solely used as a measuring device, and Mr. Zink is a general unsecured creditor of the Bank regarding the payment of benefits. The DCA agreement allows Mr. Zink to defer up to 25% of his annual cash bonus into the plan. No contributions were made by Mr. Zink in 2015. Interest was credited to DCA balances in January 2015 for the year 2014 at an annual rate of 4.67%, and was credited at an annual rate of 4.32% in January 2016 for the year 2015. The interest rate is reviewed annually and updated, as appropriate.

The DCA agreement provides payouts in the event of termination for any reason. If Mr. Zink dies while actively employed with the Bank, his account balance will be paid to his named beneficiary in the form of 36 monthly payments. If termination is due to reasons other than death, the account balance will be paid in equal monthly installments or in a lump sum according to his election under the agreement. If Mr. Zink experiences a Separation for Cause (as defined in the agreement), payouts will not exceed his cumulative deferrals. If an unforeseeable emergency (as defined in the agreements) occurs, Mr. Zink may petition to receive a distribution from the agreement (a “Hardship Distribution”). Per Section 409A of the Internal Revenue Code, certain payments to Mr. Zink would not commence for six months following a termination of employment.

The DCA agreement includes a non-competition provision which results in forfeiture (and repayment, if applicable) of interest credited to the account if Mr. Zink competes with the Bank in Oregon or Idaho during employment or within 18 months following termination of employment.

Potential Payments upon Termination or Change in Control

This section and the various tables summarize the estimated compensation that would be paid to each of the NEOs in the event of various termination scenarios.

Employment Agreements, Severance Benefits and Change In Control Arrangements

Effective October 29, 2013, the Company entered into Executive Employment Agreements with Messrs. Zink, Newton and Lee and Ms. Biss. Effective November 1, 2013, the Company also entered into an Executive Employment Agreement with Mr. Reeves. These agreements include payments upon certain termination events. Each of these agreements was amended on February 4, 2015.

The original term of each agreement was for two years, commencing on the effective date. After the initial two-year term, the agreements automatically renew for an additional one year period on each anniversary of the effective date, unless the Company gives notice of termination 90 days prior to expiration.

The agreements outline the duties of each employee and forms of remuneration awarded for the performance of such duties, including base salary, bonuses and various other employer provided benefits. In addition, the agreements outline specific duties and payments to be made upon termination of employment under various conditions.

Termination in connection with a change in control: In the event of an involuntary termination of employment without cause (as defined in each executive’s agreement) or voluntary termination by the executive for good reason (as defined in each executive’s agreement) within 12 months before or 18 months after a change in control (as defined in each executive’s agreement), the executive will receive an amount equal to 2.99 times their base salary plus an amount equal to 2.99 times their annual cash incentive in effect for the year in which the change in control occurs (the “Change in Control Payment”). In addition, all outstanding unvested restricted stock and stock options will fully vest upon termination and the Company will provide certain employment benefits for a period of 18 months following the date of termination. The benefits may be limited, however, if the executive is initially determined to be subject to excise taxes under Section 4999 of the Internal Revenue Code but would be better off on a net-after tax basis by reducing the Change in Control Payments to avoid being subject to the excise tax. A participant would also be entitled to the Change in Control Payment if terminated in connection with a “business combination” (as defined in each executive’s agreement) that does not rise to the level of a change in control.

Involuntary or good reason termination unrelated to a change in control: In the event of an involuntary termination by the Company without cause or voluntary termination by the executive for good reason, the agreement provides that the executive will receive an amount equal to 18 months base salary plus an amount equal to the target cash incentive in effect in the year in which the termination occurs, pro-rated for the portion of the year prior to the date of termination. In addition, the Company will provide certain employment benefits for a period of 18 months following the date of termination.

Voluntary termination without good reason: In the event of a voluntary termination without good reason, the executive shall provide up to 120 hours of consulting services to the Company within the first three months following his termination. Each NEO will be paid for the consulting services at an hourly rate equal to the annual base salary at the time of termination divided by 2,080 for each hour worked. As of December 31, 2015, the maximum consulting services that each NEO could earn following a voluntary termination without good reason was $31,731, $14,559, $15,865, $13,558 for Messrs. Zink, Newton, Reeves, and Lee, respectively, and $12,981 for Ms. Biss.

In the case of Messrs. Zink and Newton and Ms. Biss, the amended Executive Employment Agreements provide that, upon the applicable executive’s retirement from the Company, any unvested grants of restricted stock and stock options awarded to the executive under the 2008 Performance Incentive Plan will continue to vest following retirement in accordance with the vesting schedules set forth in the respective restricted stock award agreements and stock option grant agreements, with the exception of the stock options granted to such executives on February 3, 2015, which would not continue to vest following retirement.

The employment agreements include a non-competition provision which prohibits each NEO from competing with the Company or the Bank (in any county in which the Company operates or does business, or within 50 miles of Bend, Oregon) and soliciting any employee or customer of the Company or the Bank during the term of the employment agreement and for 18 months following termination of employment.

Other Change in Control and Employment Termination Provisions: The individual award agreements governing outstanding unvested stock options and restricted stock provide for accelerated vesting upon the recipient’s death or disability, as defined under the agreements. The award agreements for stock options granted to NEOs on February 3, 2015, also provide for accelerated vesting upon termination in connection with a “business combination” (as defined in each executive’s award agreement) that does not rise to the level of a change in control. In addition, different provisions govern the length of time a recipient has to exercise a stock option after termination of employment, depending on the reason for termination. For example, in some cases the exercise period is limited to 30 days for a termination for reasons other than death or disability, while for death or disability, the exercise period may be extended to the earlier of 12 months or the original term.

Per Section 409A of the Internal Revenue Code, certain payments to the NEOs would not commence for six months following a termination of employment. Any payment delayed under the Executive Employment Agreements, will be credited with interest at the prime rate as published in the Wall Street Journal until the payment is made.

The following tables show payments our NEOs may receive assuming various employment termination and change-in-control scenarios had occurred on December 31, 2015. The amounts shown in the tables reflect estimated amounts. The actual amounts would need to be calculated upon the actual termination of employment. The amounts shown do not include the value of vested and unexercised stock options reported above in the Outstanding Equity Awards at Fiscal Year-End 2015 table, vested accrued DBA and DCA amounts reported above in the Non-Qualified Deferred Compensation table, vested accrued SERP amounts reported above in the Pension Benefits table, term life insurance benefits, or generally available employee benefits. Some amounts below have been rounded up to the nearest whole number.

Post-employment Payments - Mr. Zink
Executive Payments and Benefits upon Termination or Change in Control	Retirement		Involuntary Termination for Cause	Involuntary Termination Without Cause/ Termination for Good Reason		Change in Control With Termination for Good Reason or Without Cause		Death	Disability
Compensation:
Severance	$—		$—	$825,000	(1)	$2,631,200	(2),(3)	$—	$—
Pro-rata Bonus	—		—	330,000	(4)	—		—	—
Long-term Incentives (5)
- Stock Options	—		—	—		1,920,000	(3)	1,920,000	1,920,000
- Restricted Stock	616,293	(6)	—	—		616,293		616,293	616,293
Benefits & Perquisites:
Health Benefits	—		—	24,887	(7)	24,887	(7)	—	—
Total	$616,293		$—	$1,179,887		$5,192,380		$2,536,293	$2,536,293

(1) Severance amount is equal to eighteen months of Mr. Zink’s base salary, payable in a lump sum.
(2) Severance amount is equal to 2.99 times the sum of Mr. Zink’s base salary and target bonus, payable in a lump sum.
(3) These amounts would also be payable to Mr. Zink in the event of a qualifying termination following a business combination that does not rise to the level of a Change in Control as defined in the applicable agreements.

(4) Mr. Zink would be entitled to his target cash incentive award pro-rated for the portion of the year prior to termination. Because termination is assumed to take place on December 31, 2015, the amount reflects the full target bonus.

(5) Equity awards valued using the closing price of our common stock as of December 31, 2015, which was $6.07. Award values for stock options were calculated based on the difference between each option’s exercise price and the closing price. Stock options and restricted stock vest upon death, disability, and termination in connection with a change in control.

(6) Under the terms of Mr. Zink’s employment agreement, any unvested grants of restricted stock and stock options awarded to the executive will continue to vest in accordance with the vesting schedules set forth in the award agreements, with the exception of the stock options granted to Mr. Zink on February 3, 2015, which would not continue to vest following retirement.

(7) Estimates costs for continuation of medical, dental, vision, life insurance, and disability benefits for 18 months following termination, using 2016 costs.

Post-employment Payments - Mr. Newton
Executive Payments and Benefits upon Termination or Change in Control	Retirement		Involuntary Termination for Cause	Involuntary Termination Without Cause/ Termination for Good Reason		Change in Control With Termination for Good Reason or Without Cause		Death	Disability
Compensation:
Severance	$—		$—	$378,525	(1)	$1,094,063	(2),(3)	$—	$—
Pro-rata Bonus	—		—	113,558	(4)	—		—	—
Long-term Incentives (5)
- Stock Options	—		—	—		768,000	(3)	768,000	768,000
- Restricted Stock	237,313	(6)	—	—		237,313		237,313	237,313
Benefits & Perquisites:
Health Benefits	—		—	17,300	(7)	17,300	(7)	—	—
Total	$237,313		$—	$509,383		$2,116,676		$1,005,313	$1,005,313

(1) Severance amount is equal to eighteen months of Mr. Newton’s base salary, payable in a lump sum.
(2) Severance amount is equal to 2.99 times the sum of Mr. Newton’s base salary and target bonus, payable in a lump sum.
(3) These amounts would also be payable to Mr. Newton in the event of a qualifying termination following a business combination that does not rise to the level of a Change in Control as defined in the applicable agreements.

(4) Mr. Newton would be entitled to his target cash incentive award pro-rated for the portion of the year prior to termination. Because termination is assumed to take place on December 31, 2015, the amount reflects the full target bonus.

(5)Equity awards valued using the closing price of our common stock as of December 31, 2015, which was $6.07. Award values for stock options were calculated based on the difference between each option’s exercise price and the closing price. Stock options and restricted stock vest upon death, disability, and termination in connection with a change in control.

(6) Under the terms of Mr. Newton’s employment agreement, any unvested grants of restricted stock and stock options awarded to the executive will continue to vest in accordance with the vesting schedules set forth in the award agreements, with the exception of the stock options granted to Mr. Newton on February 3, 2015, which would not continue to vest following retirement.

(7) Estimates costs for continuation of medical, dental, vision, life insurance, and disability benefits for 18 months following termination, using 2016 costs.

Post-employment Payments - Mr. Reeves
Executive Payments and Benefits upon Termination or Change in Control	Voluntary Termination	Involuntary Termination for Cause	Involuntary Termination Without Cause/ Termination for Good Reason		Change in Control With Termination for Good Reason or Without Cause		Death	Disability
Compensation:
Severance	$—	$—	$412,500	(1)	$1,192,263	(2),(3)	$—	$—
Pro-rata Bonus	—	—	123,750	(4)	—		—	—
Long-term Incentives (5)
- Stock Options	—	—	—		768,000	(3)	768,000	768,000
- Restricted Stock	—	—	—		222,793		222,793	222,793
Benefits & Perquisites:
Health Benefits	—	—	29,048	(6)	29,048	(6)	—	—
Total	$—	$—	$565,298		$2,212,104		$990,793	$990,793

(1) Severance amount is equal to eighteen months of Mr. Reeves’ base salary, payable in a lump sum.
(2) Severance amount is equal to 2.99 times the sum of Mr. Reeves’ base salary and target bonus, payable in a lump sum.
(3) These amounts would also be payable to Mr. Reeves in the event of a qualifying termination following a business combination that does not rise to the level of a Change in Control as defined in the applicable agreements.

(4) Mr. Reeves would be entitled to his target cash incentive award pro-rated for the portion of the year prior to termination. Because termination is assumed to take place on December 31, 2015, the amount reflects the full target bonus.

(5) Equity awards valued using the closing price of our common stock as of December 31, 2015, which was $6.07. Award values for stock options were calculated based on the difference between each option’s exercise price and the closing price. Stock options and restricted stock vest upon death, disability, and termination in connection with a change in control.

(6) Estimates costs for continuation of medical, dental, vision, life insurance, and disability benefits for 18 months following termination, using 2016 costs.

Post-employment Payments - Ms. Biss
Executive Payments and Benefits upon Termination or Change in Control	Retirement		Involuntary Termination for Cause	Involuntary Termination Without Cause/ Termination for Good Reason		Change in Control With Termination for Good Reason or Without Cause		Death		Disability
Compensation:
Severance	$—		$—	$337,500	(1)	$975,488	(2),(3)	$—		$—
Pro-rata Bonus	—		—	101,250	(4)	—		—		—
Long-term Incentives (5)
- Stock Options	—		—	—		448,000	(3)	448,000		448,000
- Restricted Stock	206,028	(6)	—	—		206,028		206,028		206,028
Benefits & Perquisites:
Deferred Bonus Plan	—		—	—		—		62,199	(7)	—
Health Benefits	—		—	33,411	(8)	33,411	(8)	—		—
Total	$206,028		$—	$472,161		$1,662,927		$716,227		$654,028

(1) Severance amount is equal to eighteen months of Ms. Biss’s base salary, payable in a lump sum.
(2) Severance amount is equal to 2.99 times the sum of Ms. Biss’s base salary and target bonus, payable in a lump sum.
(3) These amounts would also be payable to Ms. Biss in the event of a qualifying termination following a business combination that does not rise to the level of a Change in Control as defined in the applicable agreements.

(4) Ms. Biss would be entitled to his target cash incentive award pro-rated for the portion of the year prior to termination. Because termination is assumed to take place on December 31, 2015, the amount reflects the full target bonus.

(5) Equity awards valued using the closing price of our common stock as of December 31, 2015, which was $6.07. Award values for stock options were calculated based on the difference between each option’s exercise price and the closing price. Stock options and restricted stock vest upon death, disability, and termination in connection with a change in control.

(6) Under the terms of Ms. Biss’s employment agreement, any unvested grants of restricted stock and stock options awarded to the executive will continue to vest in accordance with the vesting schedules set forth in the award agreements, with the exception of the stock options granted to Ms. Biss on February 3, 2015, which would not continue to vest following retirement.

(7) Upon death, Ms. Biss’s heirs would be entitled to her projected account balance as of age 65 using an interest rate of 4.32%, payable in monthly installments over 10 years. The amount above reflects the projected increase in her account balance over her current balance as reflected under "Aggregate balance at last FYE" in the Nonqualified Deferred Compensation Plans table on page 30 of this Proxy Statement.

(8) Estimates costs for continuation of medical, dental, vision, life insurance, and disability benefits for 18 months following termination, using 2016 costs.

Post-employment Payments - Mr. Lee
Executive Payments and Benefits upon Termination or Change in Control	Voluntary Termination	Involuntary Termination for Cause	Involuntary Termination Without Cause/ Termination for Good Reason		Change in Control With Termination for Good Reason or Without Cause		Death	Disability
Compensation:
Severance	$—	$—	$352,500	(1)	$1,018,843	(2), (3)	$—	$—
Pro-rata Bonus	—	—	105,750	(4)	—		—	—
Long-term Incentives (5)
- Stock Options	—	—	—		320,000	(3)	320,000	320,000
- Restricted Stock	—	—	—		195,478		195,478	195,478
Benefits & Perquisites:
Health Benefits	—	—	30,411	(6)	30,411	(6)	—	—
Total	$—	$—	$488,661		$1,564,732		$515,478	$515,478

(1) Severance amount is equal to eighteen months of Mr. Lee’s base salary, payable in a lump sum.
(2) Severance amount is equal to 2.99 times the sum of Mr. Lee’s base salary and target bonus, payable in a lump sum.
(3) These amounts would also be payable to Mr. Lee in the event of a qualifying termination following a business combination that does not rise to the level of a Change in Control as defined in the applicable agreements.

(4) Mr. Lee would be entitled to his target cash incentive award pro-rated for the portion of the year prior to termination. Because termination is assumed to take place on December 31, 2015, the amount reflects the full target bonus.

(5) Equity awards valued using the closing price of our common stock as of December 31, 2015, which was $6.07. Award values for stock options were calculated based on the difference between each option’s exercise price and the closing price. Stock options and restricted stock vest upon death, disability, and termination in connection with a change in control.

(6) Estimates costs for continuation of medical, dental, vision, life insurance, and disability benefits for 18 months following termination, using 2016 costs.

COMPENSATION COMMITTEE REPORT

This report is submitted by the Compensation Committee of the Board of Directors. The Compensation Committee has reviewed and discussed with management the CD&A contained in this Proxy Statement. Based on its review of the CD&A and its discussions with management, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has agreed, that the CD&A be included in this Proxy Statement.

Respectfully submitted by the Compensation Committee,

Jerol E. Andres (Chair)
Chris C. Casciato
Michael J. Connolly
Dennis L. Johnson

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Some of the directors and officers of the Company and of the Bank, and members of their immediate families and firms and corporations with which they are associated, have had transactions with the Bank, including borrowings and investments in time deposits. All such loans and investments were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. As of December 31, 2015, the aggregate outstanding amount of all loans to officers and directors of the Company and to firms and corporations in which they have at least a 10% beneficial interest was approximately $2,437,770, which represented approximately 0.72% of the Company’s consolidated shareholders’ equity at that date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon the Company’s review of the copies of the Section 16(a) filings that it received with respect to the fiscal year ended December 31, 2015, and written representations from certain reporting persons that no other reports were required, during fiscal year 2015 all of its officers, directors and 10% shareholders complied with all applicable Section 16(a) filing requirements.

AUDIT AND NON-AUDIT FEES

BDO USA, LLP served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2015. The following table sets forth the aggregate fees for services by the independent registered public accounting firms identified above for the years ended December 31, 2015 and 2014:

	2015	2014
Audit fees	$371,800	$561,758
Audit-related fees	27,500	38,000
Tax fees	—	—
All other fees	—	—
	$399,300	$599,758

Audit Fees

Audit fees related to the audit of the Company’s annual consolidated financial statements for the years ended December 31, 2015 and 2014, for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for such years, and the audit of the Company’s internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act for the same periods. Also included in audit fees are fees paid in relation to the reviews of the Company’s registration statements filed with the Securities and Exchange Commission.

Audit-Related Fees

Audit-related fees include fees for services in connection with the annual audit of the 401(k) Profit Sharing Plan and HUD compliance fees.

Tax Fees

Tax fees include consulting matters in relation to the Company’s taxes.

Pre-Approval Policies and Procedures

The Audit Committee is responsible for assuring the independence of the independent registered public accounting firm, including considering whether provision of non-audit related services is compatible with maintaining the independence of the independent registered public accounting firm. Any non-audit services provided by the auditor must be pre-approved by the Audit Committee. The Audit Committee pre-approved all of the audit-related services, tax services and other services provided by BDO USA, LLP in 2015 and 2014.

REPORT OF THE AUDIT AND ENTERPRISE RISK MANAGEMENT COMMITTEE
OF THE BOARD OF DIRECTORS

The Audit Committee oversees the quality and integrity of the Company’s financial reporting processes and its systems of internal accounting controls, including the engagement of and services performed by the Company’s independent registered public accounting firm. Management is responsible for our financial statements, including our system of internal accounting controls, and the independent registered public accounting firm is responsible for performing an independent audit of those financial statements.

The Audit Committee discussed with BDO USA, LLP, the Company’s independent registered public accounting firm, the overall scope and plans for the audit and the results of its audit, including the matters required to be discussed by the applicable standard of the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence. The Audit Committee determined the compensation of the independent registered public accounting firm and followed the established policy for pre-approval of all services, audit and non-audit, provided by the independent registered public accounting firm. The Audit Committee met periodically with the independent registered public accounting firm without management present. The Audit Committee has concluded that the provision of non-audit related services described above under the caption “Audit and Non-Audit Fees” is compatible with maintenance of the independence of the independent registered public accounting firm. The Audit Committee determined the extent of funding that the Company must provide to the Audit Committee to carry out its duties and determined that such amounts were sufficient in 2015.

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent accountants. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Cascade Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2015.

This report is submitted by the Company’s Audit Committee consisting of Jerol E. Andres, Michael J. Connolly, Annette G. Elg, J. LaMont Keen (chair) and Ryan R. Patrick.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

The Audit Committee has appointed BDO USA, LLP as the Company’s independent registered public accounting firm, to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2016 and has further directed that such appointment be submitted for ratification by shareholders at the Meeting. Shareholder ratification of our Audit Committee’s appointment of BDO USA, LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. If the shareholders fail to ratify the appointment of the independent registered public accounting firm, the Audit Committee will take such failure into consideration in future years. If the shareholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if it is determined that such a change would be in our best interests. The Company expects that a representative of BDO USA, LLP will be present at the Meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement if he or she so desires.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2016.

PROPOSAL 3
AMENDMENT TO THE 2008 PERFORMANCE INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER SUCH PLAN

The Board of Directors recently approved, and we are asking our shareholders to approve, an amendment the 2008 Cascade Bancorp Performance Incentive Plan, as amended (the “Plan”), to reserve an additional 2,000,000 shares of our common stock for issuance under the Plan.
Specifically, the amendment would amend Section 5(a) of the Plan to provide as follows:
(a)    Stock Subject to the Plan. The maximum number of shares of Stock reserved for the grant or settlement of Awards under the Plan (the “Share Limit”) shall be (a) 8,000,000 shares of Stock, plus (b) the number of shares of Stock which have been reserved but not issued under the Company’s 2002 Equity Incentive Plan, plus (c) any shares of Stock returned to the Company’s 2002 Equity Incentive Plan after the effective date of this Plan as a result of expiration, cancellation, or forfeiture of awards issued under such plan, and shall be subject to adjustment as provided herein. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan.
The following sections summarize the material terms of the Plan. These sections are qualified in their entirety by the full text of the Plan, a copy of which is included in Appendix A to this Proxy Statement.
Reasons for the amendment
The maximum number of shares of our common stock reserved for the grant or settlement of awards under the Plan is currently 6,000,000 plus the number of shares of common stock which have been reserved but not issued under the Company’s 2002 Equity Incentive Plan, plus any shares of common stock returned to the Company’s 2002 Equity Incentive Plan after the effective date of the Plan as a result of expiration, cancellation, or forfeiture of awards issued under such plan, and is subject to adjustment as provided in the Plan. Under the Plan, 5,815,004 shares of our common stock have been granted or are reserved for issuance pursuant to awards under the Plan as of the Record Date, leaving 184,996 shares of our common stock remaining available for the grant of awards under the Plan.
The Company seeks to increase the number of shares eligible for issuance under the Plan by an additional 2,000,000 shares to 8,000,000 (approximately 11.0% or our 72,788,354 shares outstanding on the Record Date), of which 2,184,996 would be available for future awards under the Plan, in order to be able to continue to provide incentive awards under the Plan.
The Plan is designed to provide incentives to officers, employees and directors of the Company and its affiliates to stimulate their efforts toward the success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company.
Additionally, we wish to encourage stock ownership by our officers, employees and directors by providing them with a means to acquire a proprietary interest in the Company or to receive compensation that is based on the appreciation in the value of the stock. We also desire to provide a means of obtaining, rewarding and retaining key personnel and directors.
Summary of the Plan
Purpose. The purpose of the Plan is to attract, motivate and retain employees and independent contractors of Cascade, any subsidiary or affiliate and non-employee directors of Cascade, any subsidiary or any affiliate. The Plan is also designed to encourage share ownership by such persons, thereby aligning their interest with those of Cascade’s shareholders’ and to permit the payment of compensation that qualifies as other performance-based compensation under Code Section 162(m). Pursuant to the provisions of the Plan, there may be granted options (including “incentive stock options” as defined in Code Section 422 and “nonqualified stock options”) and other stock-based awards, including restricted stock, restricted stock units, SARs and other cash-based awards.
Eligibility. Employees, including officers, independent contractors and non-employee directors of Cascade or of any of its subsidiaries and affiliates will be eligible to receive awards under the Plan. Incentive stock options may be granted only to employees of Cascade or its subsidiaries. There are currently approximately 94 employees, 10 non-employee directors, 10 executive officers, and no independent contractors eligible to receive awards under the Plan. The Committee, in its discretion, selects the employees, directors and independent contractors to whom awards may be granted.
Administration. The Compensation Committee of the Board (the “Committee”) or, in its discretion, the Board will administer the Plan. References in this summary to the “Committee” include the Board. The Committee will have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the power and authority either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including to determine the time or times at which such awards are granted, the terms of such awards, and whether, to what extent, and under what circumstances an award may be settled, cancelled, forfeited, accelerated (including upon a “change in control”), exchanged or surrendered.
Stock Subject to the Plan. The maximum number of shares of our common stock reserved for the grant or settlement of awards under the Plan is currently 6,000,000 plus the number of shares of common stock which have been reserved but not issued under the Company’s 2002 Equity Incentive Plan, plus any shares of common stock returned to the Company’s 2002 Equity Incentive Plan after the effective date of the Plan as a result of expiration, cancellation, or forfeiture of awards issued under such plan, and shall be subject to adjustment as provided in the Plan. Under the Plan, 5,815,004 shares of our common stock have been granted as of the Record Date, leaving 184,996 shares of our common stock remaining available for the grant of awards under the Plan. If the proposed amendment is approved, an additional 2,000,000 shares of our common stock will be reserved for issuance under the Plan, resulting in 8,000,000 available shares in the aggregate.
The number of shares of our common stock available under the Plan may be adjusted in the event of certain corporate transactions, such as a merger or stock split. In addition, the number of shares of our common stock available under the Plan may be increased by shareholder approval. If any shares subject to an award are forfeited, cancelled, exchanged or surrendered or if an award otherwise terminates or expires without a distribution of shares to the grantee, the shares of stock with respect to such award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for awards under the Plan.
Terms and Conditions of Options. Each option is evidenced by a stock option agreement between Cascade and the grantee and is subject to the following additional terms and conditions:
Exercise Price. The Committee determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option or a nonstatutory stock option may not be less than 100% of the fair market value of the common stock on the date the option is granted and the exercise price of an incentive stock option granted to an employee who holds more than 10% of the voting stock of Cascade may not be less than 110% of the fair market value of the common stock on the date the option is granted. The fair market value of our common stock is the closing price for the shares as quoted on the Nasdaq on the date of grant. The Committee may modify the exercise price of any option, but if the modification effects a repricing, such modification shall require shareholder approval before the repricing is effective.
Exercise of Option; Form of Consideration. The Committee determines when options vest and become exercisable and in its discretion may accelerate the vesting of any outstanding option. Cascade’s standard vesting schedule applicable to options granted to employees has been a three-year period from the date of grant or the date of hire, assuming continued employment with Cascade. The means of payment for shares issued upon exercise of an option are specified in each option agreement.
Term of Option. The term of an option may be no more than 10 years from the date of grant. An grantee may not exercise an option after the expiration of the option’s term.
Termination of Employment. If an grantee’s employment terminates for any reason other than death or disability, then options held by the grantee under the Plan will be exercisable, to the extent they are vested on the termination date, and shall remain exercisable for such period as may be provided in the applicable award terms but not beyond the expiration of the award.
Generally, pursuant to an award agreement, if an grantee’s employment terminates as a result of grantee’s death or disability, all outstanding unvested options fully vest as of the date of the grantee’s death or disability and may be exercised for twelve months following the grantee’s death or disability but in no event after the expiration date. The Committee has the authority to extend the period of time for which an award is to remain exercisable following a grantee’s termination (taking into account limitations and consequences under the Code) but not beyond the expiration of the term of the award.
Terms and Conditions of Stock Awards. Stock awards may be restricted stock grants, restricted stock units, SARs or other similar stock awards (including awards that do not require the grantee to pay any amount in connection with receiving the shares or that have a purchase price that is less than the grant date fair market value of our stock.) Restricted stock units represent a promise to deliver shares of our common stock, or an amount of cash or property equal to the value of the underlying shares, at a future date. SARs are rights to receive cash or shares of our common stock based on the amount by which the exercise date fair market value of a specific number of shares exceeds the grant date fair market value of the exercised portion of the SAR. The base price per share under the SAR shall not be less than the fair market value of a share of our common stock as of the date of grant of such SAR. The total number of shares to which a SAR applies (rather than the net number issued upon settlement) shall be deducted against the number of shares of common stock reserved for issuance under the Plan upon settlement of the SAR. Restricted stock grants are awards of a specific number of shares of our stock.
Each stock award agreement will contain provisions regarding (i) the number of shares subject to the stock award, (ii) the purchase price of the shares, if any, and the means of payment for the shares, (iii) the performance criteria (including qualifying performance criteria), if any, and level of achievement versus these criteria that will determine the number of shares granted, issued, retainable and vested, as applicable, (iv) such terms and conditions on the grant, issuance, vesting, exercise and forfeiture of the shares, as applicable, as may be determined from time to time by the Committee, (v) restrictions on the transferability of the stock award or the shares and (vi) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Committee.
The exercise period of a SAR may be no more than 10 years from the date of grant. Upon the termination of a grantee’s employment or service with Cascade or its subsidiaries or affiliates, exercisable SARs may remain exercisable for such period of time as indicated in the stock award agreement, but in no event following the expiration of their term. The Committee may modify the exercise price of any SAR, but if the modification effects a repricing, such modification shall require shareholder approval before the repricing is effective.
Nontransferability. Generally, grantees may not transfer awards granted under the Plan other than by will or the laws of descent and distribution or to a designated beneficiary upon the grantee’s death, except that SARs maybe assigned, transferred, or otherwise encumbered or disposed of by the grantee once such SARs have vested in accordance with the terms of the award agreement. The Committee may in its discretion make an award transferable (other than for value) to a grantee’s family member or any other person or entity as it deems appropriate.
Qualifying Performance Criteria. Qualifying performance criteria means one or more performance goals determined by the Committee in its discretion to be applicable to a grantee with respect to an award and may provide for one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit or line of business basis: sales or revenue, costs, expenses (including expense efficiency ratios and other expense measures), earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings pre-provision and post-provision), earnings per share, earnings per share from continuing operations, efficiency ratio, net interest income, non-interest income, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on actual or proforma assets, net assets, average assets, equity, average equity, average tangible equity, average tangible common equity, investment, capital and net capital employed), shareholder return (including total shareholder return relative to an index or peer group), stock price, growth of loans and deposits, number of accounts, customers or households, growth in assets or capital, economic value added, cash generation, cash flow, unit volume, working capital, market share, tangible book value, quality of assets or credit, non-performing asset ratio, net charge-off ratio, Texas ratio, classified assets, performance on regulatory exams or audits, customer satisfaction, expense management or cost reductions, strategic plan development and implementation, change in franchise value and mix of assets, loans or deposits.
The performance goals may be expressed in any form that the Committee determines, in its discretion, using objective criteria and may differ from grantee to grantee and from award to award. Any criteria used may be measured in absolute terms or as compared to another company or companies. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. Various rules apply under Code Section 162(m) as to when and how qualifying performance objectives may be established and achievement of such objectives may be confirmed.
Deferral of Award Benefits. The Committee may permit grantees whom it selects to defer compensation payable pursuant to the terms of an award or defer compensation arising outside the terms of the Plan pursuant to a program that provides for deferred payment in satisfaction of other compensation amounts through the issuance of one or more awards under the Plan.
Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale. Except as otherwise provided in the Plan or in an award agreement, in the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, common stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of common stock or other property (including cash) that may thereafter be issued in connection with awards or the total number of awards issuable under the Plan, (ii) the number and kind of shares of common stock or other property issued or issuable in respect of outstanding awards, (iii) the exercise price, grant price or purchase price relating to any award, (iv) the performance goals, and (v) the individual limitations applicable to awards; provided that, with respect to incentive stock options, any adjustment shall be made in accordance with the provisions of Code Section 424(h) and any regulations or guidance promulgated thereunder, and provided further that no such adjustment shall cause any award hereunder which is or becomes subject to Code Section 409A to fail to comply with the requirements of such section.
Amendment and Termination of the Plan. The Board may amend, alter or discontinue the Plan and outstanding awards thereunder, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a grantee under any award theretofore granted without such grantee’s consent, or that without the approval of the shareholders (as described below) would, except in the case of an adjustment upon changes in capitalization, merger, or asset sale (see “Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale” above), increase the total number of shares of common stock reserved for the purpose of the Plan. In addition, shareholder approval shall be required with respect to any amendment with respect to which shareholder approval is required under the Code, the rules of any stock exchange on which common stock is then listed or any other applicable law. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall terminate on January 1, 2018. No awards shall be granted under the Plan after the termination date.
Federal Income Tax Consequences
THE FOLLOWING IS A GENERAL SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR OTHER AWARDS UNDER THE PLAN. IT DOES NOT DESCRIBE STATE OR OTHER TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR OTHER AWARDS.
Options. The grant of an incentive stock option will not be a taxable event for the grantee. Upon exercise the grantee does not recognize income for “regular” tax purposes. However, the excess of the fair market value of the stock subject to an option over the exercise price of such option (the “option spread”) is includable in the grantee’s “alternative minimum taxable income” for purposes of the alternative minimum tax. If the grantee does not dispose of the stock acquired upon exercise of an incentive stock option until more than two years after the option grant date and more than one year after exercise of the option, any gain (or loss) upon sale of the shares will be a long-term capital gain (or loss.) If shares are sold or otherwise disposed of before these periods have expired (a “disqualifying disposition”), the option spread at the time of exercise of the option (but not more than the amount of the gain on the sale or other disposition) is ordinary income in the year of such sale or other disposition. If gain on a disqualifying disposition exceeds the amount treated as ordinary income, the excess is taxable as capital gain (which will be long-term capital gain if the shares have been held more than one year after the date of exercise of the option.) Cascade is not entitled to a federal income tax deduction in connection with incentive stock options, except to the extent that the grantee has taxable ordinary income on a disqualifying disposition (unless limited by Code Section 162(m)).
The grant of a nonstatutory option having an exercise price equal to the grant date fair market value of our common stock will not be a taxable event for the grantee. Upon the exercise of a nonstatutory option, the grantee will recognize ordinary income (and unless limited by Code Section 162(m) Cascade is entitled to a corresponding deduction) in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon the disposition of stock acquired upon exercise of a nonstatutory stock option, the grantee recognizes either long-term or short-term capital gain or loss, depending on how long the stock was held, on any difference between the sale price and the exercise price, to the extent not recognized as taxable income on the date of exercise. Cascade may allow nonstatutory stock options to be transferred subject to conditions and restrictions imposed by the Committee; special tax rules may apply on such a transfer. In the case of both incentive stock options and nonstatutory stock options, special federal income tax rules apply if Cascade’s common stock is used to pay all or part of the option price, and different rules than those described above will apply if unvested shares are purchased on exercise of the option.
Stock Awards. Stock awards will generally be taxed in the same manner as nonstatutory stock options. Shares issued under a restricted stock award are subject to a “substantial risk of forfeiture” within the meaning of Code Section 83 to the extent the shares will be forfeited in the event that the participant ceases to provide services to Cascade and are not transferable. As a result of this substantial risk of forfeiture, the participant will not recognize ordinary income at the time the award shares are issued. Instead, the participant will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.

The participant may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing an election pursuant to Code Section 83(b). In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of such issuance, and the capital gain holding period commences on such date. The ordinary income recognized by an employee will be subject to tax withholding by Cascade. Cascade is entitled to a deduction in the same amount as and at the time the employee recognizes ordinary income.
Code Section 409A. The American Jobs Creation Act of 2004 added Code Section 409A, generally effective January 1, 2005. Code Section 409A covers most programs that defer the receipt of compensation to a succeeding year. It provides rules for elections to defer, if any, and for timing of payouts. There are significant penalties placed on the individual participant for failure to comply with Code Section 409A.
Code Section 409A does not apply to incentive stock options, nonstatutory stock options that have an exercise price that is at least equal to the grant date fair market value and meet certain other requirements and restricted stock type awards provided there is no deferral of income beyond the vesting date. Code Section 409A also does not cover SARs if the exercise price is not less than the fair market value of the underlying stock on the date of grant, the rights are settled in such stock and no features defer the recognition of income beyond the exercise date.
Accounting Treatment
Cascade will recognize compensation expense in connection with awards granted under the Plan as required under applicable accounting standards, including under Statement of Financial Accounting Standards No. 123R. Cascade currently amortizes compensation expense associated with equity awards over an award’s requisite service period and establishes fair value of equity awards in accordance with applicable accounting standards.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF THE 2008 PERFORMANCE INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding securities authorized for issuance under the Company’s existing equity plans as of December 31, 2015. Additional information regarding the Company’s equity plans is presented in Note 18 of the Notes to Consolidated Financial Statements included in Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Plan Category	# of securities to be issued on exercise of outstanding options (a)	Weighted average exercise price of outstanding options (b)	# of securities remaining available for future issuance under plan (excluding securities in column (a)) (c)
Equity compensation plans approved by security holders	3,375,909	$5.44	269,270
Equity compensation plans not approved by security holders	None	N/A	N/A
Total	3,375,909	$5.44	269,270

PROPOSAL 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Executive compensation is an important matter for our shareholders. We believe that the our Named Executive Officers are compensated in a manner consistent with the Company’s strategy, competitive practice, sound corporate governance principles, and shareholder interests and concerns. We believe our compensation program, with its balance of short- and long-term incentives, is strongly aligned with the interests of our shareholders. We urge you to read the compensation tables and the related narrative disclosure in this Proxy Statement for additional details on executive compensation.

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC regulations, the Company is providing shareholders with an advisory (non-binding) vote on compensation programs for our Named Executive Officers (sometimes referred to as “say on pay”). As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

Accordingly, you may vote on the following resolution at the Meeting:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis section, the compensation tables and the related narrative disclosure in this Proxy Statement.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THIS PROPOSAL.

We currently intend to hold the next non-binding advisory vote to approve the compensation of our Named Executive Officers at our 2017 annual meeting of shareholders, unless the Board modifies its policy of holding a non-binding advisory vote to approve the compensation of our Named Executive Officers on an annual basis.

SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

Shareholders who, in accordance with Exchange Act Rule 14a-8, wish to present proposals for consideration for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting must submit their proposals so that they are received by the Secretary of the Company at Cascade’s main office at 1100 N.W. Wall Street, Bend, Oregon 97703 no later than the close of business (5:00 p.m. local time) on December 14, 2016.

For a proper shareholder proposal submitted outside of the process provided by Rule 14a-8 to be eligible for presentation at the meeting, written notice must be received by the Secretary of the Company at the address included above, not less than 60 days nor more than 90 days before the date of the meeting (for a June 6, 2017 meeting, no earlier than March 8, 2017, and no later than the close of business on April 7, 2017). Provided, however, that in the event less than 65 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Secretary of the Company, in writing, by the close of business on the 15th day following the day on which such notice or prior public disclosure of the date of the annual meeting was made, whichever first occurs. A shareholder’s notice to the Secretary shall set forth (i) a brief description of the matters desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the shareholder, (iii) the class and number of shares of the Company that the shareholder owns or is entitled to vote and (iv) any material interest of the shareholder in such matters.

For more information regarding the process for submitting director nominations, see “Committees of the Board of Directors - Nominating and Corporate Governance Committee” on page 12 of this Proxy Statement.

INFORMATION AVAILABLE TO SHAREHOLDERS

The Company’s 2015 Annual Report, including the Annual Report on Form 10-K for the year ended December 31, 2015, was delivered or made available with this Proxy Statement. It is also available to shareholders through our website www.botc.com (click on “About Us” and then “Investor Information”). Additional copies of the 2015 Annual Report (not including exhibits or documents incorporated by reference) may be obtained by mail without charge from Gregory D. Newton, EVP/Chief Financial Officer, Cascade Bancorp, P.O. Box 369, Bend, Oregon 97709, or e-mail cascades@botc.com. Information on, or that can be accessed through, our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings that the Company makes with the SEC.

The Company’s filings with the SEC and additional shareholder information is available free of charge through the Company’s website, www.botc.com (click on “About Us” and then “Investor Information”). Alternatively, the SEC maintains a website, www.sec.gov, at which all forms filed electronically may be accessed.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 23, 2016. This Proxy Statement and the 2015 Annual Report are available at www.proxyvote.com.

American Stock Transfer & Trust Company is the Company’s stock transfer agent. American Stock Transfer & Trust Company’s address is Operations Center, 6201 15th Avenue, Brooklyn, NY 11219; its phone number is (800) 937-5449; and its website is www.amstock.com.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single proxy statement and a single annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies. We have not implemented householding rules with respect to our record holders. However, a number of brokers with account holders who are shareholders may be “householding” our proxy materials. If a shareholder receives a householding notification from his, her or its broker, a single proxy statement and a single annual report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise.

Shareholders who currently hold shares through an intermediary receive multiple copies of the proxy statement and the annual report at their address and would like to request “householding” of their communications should contact their broker. In addition, if any shareholder who receives a “householding” notification wishes to receive a separate copy of the proxy statement or the annual report at his, her or its address, such shareholder should contact the Company at: c/o Secretary, Cascade Bancorp, 1100 NW Wall Street, Bend, Oregon 97703.

Shareholders of record sharing an address can request delivery of a single copy of the proxy statement and the annual report by contacting the Company at: c/o Secretary, Cascade Bancorp, 1100 NW Wall Street, Bend, Oregon 97703.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this proxy statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the person or persons voting the proxies.

By Order of the Board of Directors

Andrew J. Gerlicher
SECRETARY

Bend, Oregon
April 13, 2016

APPENDIX A

CASCADE BANCORP

Amended and restated
2008 PERFORMANCE INCENTIVE PLAN

1.           PURPOSE; TYPES OF AWARDS.

The purpose of the Cascade Bancorp 2008 Performance Incentive Plan is to attract, motivate and retain employees and independent contractors of the Company, any Subsidiary or Affiliate and non-employee directors of the Company, any Subsidiary or any Affiliate. The Plan is also designed to encourage share ownership by such persons, thereby aligning their interest with those of the Company’s shareholders and to permit the payment of compensation that qualifies as other performance based compensation under Section 162(m) of the Code. Pursuant to the provisions hereof, there may be granted Options (including “incentive stock options” and “non-qualified stock options”), and Other Stock-Based Awards, including but not limited to Restricted Stock, Restricted Stock Units, Stock Appreciation Rights and Other Cash-Based Awards.

The 2008 Performance Incentive Plan shall become effective as of January 1, 2008.

2.           DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below:

(a)          “Adoption Date” means the date that the Plan was adopted by the Board.

(b)          “Affiliate” means an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(c)          “Award” means individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units or Other Stock-Based Awards or Other Cash-Based Awards.

(d)          “Award Terms” means any written agreement, contract, notice or other instrument or document evidencing an Award.

(e)          “Board” means the Board of Directors of the Company.

(f)          “Cause” shall have the meaning set forth in the Grantee’s employment or other agreement with the Company, any Subsidiary or any Affiliate, if any, provided that if the Grantee is not a party to any such employment or other agreement or such employment or other agreement does not contain a definition of Cause, then Cause shall have the meaning set forth in the Award Terms.

(g)           “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h)           “Committee” means the Compensation Committee of the Board. Unless otherwise determined by the Board, the Committee shall be comprised solely of directors who are (a) “non-employee directors” under Rule 16b-3 of the Exchange Act, (b) “outside directors” under Section 162(m) of the Code, and (c) who otherwise meet the definition of “independent directors” pursuant to the applicable requirements of any national stock exchange upon which the Stock is listed. Any director appointed to the Committee who does not meet the foregoing requirements shall recuse himself or herself from all determinations pertaining to Rule 16b-3 of the Exchange Act and Section 162(m) of the Code.

(i)          “Company” means Cascade Bancorp, a corporation organized under the laws of the state of Oregon, or any successor corporation.

(j)          “Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

(k)          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(l)          “Fair Market Value” shall be the closing sales price per share of Stock for the date of grant on the principal securities exchange on which the Stock is traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported; if the Stock is not listed for trading on a national securities exchange, the fair market value of Stock shall be determined in good faith by the Board.

(m)          “Grantee” means a person who, as an employee or independent contractor of or non-employee director with respect to the Company, a Subsidiary or an Affiliate, has been granted an Award under the Plan. The term “Grantee” also includes an entity that receives an award, as described in Section 4(c), in lieu of the Award being granted to a non-employee director who was appointed to the Board by the Award recipient.

(n)          “ISO” means any Option designated as and intended to be and which qualifies as an incentive stock option within the meaning of Section 422 of the Code.

(o)          “NQSO” means any Option that is designated as a nonqualified stock option or which does not qualify as an ISO.

(p)          “Option” means a right, granted to a Grantee under Section 6(b)(i), to purchase shares of Stock. An Option may be either an ISO or an NQSO.

(q)          “Other Cash-Based Award” means a cash-based Award granted to a Grantee under Section 6(b)(iv) hereof, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

(r)          “Other Stock-Based Award” means an Award granted to a Grantee pursuant to Section 6(b)(iv) hereof, that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms and conditions as permitted under the Plan.

(s)          “Performance Award” shall mean any right granted under Section 6(d) of the Plan. The Committee is hereby authorized to grant Performance Awards to a Grantee subject to the terms of the Plan. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be certified by the Committee. Performance Awards denominated in Shares (including, without limitation, Restricted Stock and Restricted Stock Units) that are granted to a Grantee who may be a Covered Employee and that are intended to be “qualified performance based compensation” within the meaning of Section 162(m), to the extent required by Section 162(m), shall be conditioned solely on the achievement of one or more objective Performance Goals established by the Committee within the time prescribed by Section 162(m), and shall otherwise comply with the requirements of Section 162(m).

(t)          “Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit or line of business basis: sales, revenue, costs, expenses (including expense efficiency ratios and other expense measures), earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on actual or proforma assets, net assets, equity, investment, capital and net capital employed), shareholder return (including total shareholder return relative to an index or peer group), stock price, growth of loans and deposits, number of customers or households, economic value added, cash generation, cash flow, unit volume, working capital, market share, cost reductions and strategic plan development and implementation. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. Pursuant to rules and conditions adopted by the Committee on or before the 90th day of the applicable performance period for which Performance Goals are established and while performance relating to such Performance Goal(s) remains substantially uncertain within the meaning of Section 162(m) of the Code, the Committee may appropriately adjust any evaluation of performance under such goals to exclude the effect of certain events, including any of the following events: material asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

(u)          “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture, or trust.

(v)           “Plan” means this Cascade Bancorp 2008 Performance Incentive Plan, as amended from time to time.

(w)          “Restricted Stock” means an Award of shares of Stock to a Grantee under Section 6(b)(ii) that is subject to certain restrictions and to a risk of forfeiture.

(x)           “Restricted Stock Unit” means a right granted to a Grantee under Section 6(b)(iii) of the Plan to receive shares of Stock or cash subject to certain restrictions and to a risk of forfeiture.

(y)           “Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(z)           “Stock” means shares of common stock of the Company.

(aa)         “Stock Appreciation Right” means an Award that entitles a Grantee upon exercise to receive in cash the excess of the Fair Market Value of the Stock underlying the Award over the base price established in respect of such Stock.

(bb)         “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3.          ADMINISTRATION.

(a)          The Plan shall be administered by the Committee or, at the discretion of the Board. In the event the Board is the administrator of the Plan, references herein to the Committee shall be deemed to include the Board. The Board may from time to time appoint a member or members of the Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Committee however caused. Subject to applicable law, the Board or the Committee may delegate to a sub-committee or individual the ability to grant Awards to employees who are not subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company at the time any such delegated authority is exercised.

(b)          The decision of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the power and authority either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including without limitation, the authority to grant Awards, to determine the persons to whom and the time or times at which Awards shall be granted, to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions, and Performance Goals relating to any Award; to determine Performance Goals no later than such time as required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, accelerated (including upon a “change in control”), exchanged, or surrendered; to make adjustments in the terms and conditions (including Performance Goals) applicable to Awards; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Terms (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Terms granted hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No Committee member shall be liable for any action or determination made with respect to the Plan or any Award.

4.          ELIGIBILITY.

(a)          Awards may be granted to officers, employees, independent contractors and non-employee directors of the Company or of any of the Subsidiaries and Affiliates; provided, that (i) ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or any of its “related corporations” (as defined in the applicable regulations promulgated under the Code) and (ii) Awards may be granted only to eligible participants who are not employed by the Company or a Subsidiary if such employees perform substantial services for the Company or a Subsidiary.

(b)          No ISO shall be granted to any employee of the Company or any of its Subsidiaries if such employee owns, immediately prior to the grant of the ISO, stock representing more than 10% of the voting power or more than 10% of the value of all classes of stock of the Company or a Subsidiary, unless the purchase price for the stock under such ISO shall be at least 110% of its Fair Market Value at the time such ISO is granted and the ISO, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling.

(c)          Notwithstanding anything in the Plan to the contrary, if an individual non-employee director serves on the Board because he or she was appointed by an entity (the “appointing entity”) that has the right to appoint a non-employee director to the Board, and if as part of the non-employee director’s relationship with the appointing entity all Awards must flow to the appointing entity, then at the election of the non-employee director any Awards that would otherwise be granted to him or her may, at the discretion of the Board, be granted directly to the appointing entity, provided the Award does not increase the appointing entity’s ownership in the Company above 24.5%.

5.          STOCK SUBJECT TO THE PLAN.

(a)        i  Stock Subject to the Plan. The maximum number of shares of Stock reserved for the grant or settlement of Awards under the Plan (the “Share Limit”) shall be (a) 8,000,000 shares of Stock, plus (b) the number of shares of Stock which have been reserved but not issued under the Company’s 2002 Equity Incentive Plan, plus (c) any shares of Stock returned to the Company’s 2002 Equity Incentive Plan after the effective date of this Plan as a result of expiration, cancellation, or forfeiture of awards issued under such plan, and shall be subject to adjustment as provided herein. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan.

(b)          Adjustments. Except as provided in an Award Term or as otherwise provided in the Plan, in the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, recapitalization, combination, repurchase, or share exchange, or other similar corporate transaction or event, the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards or the total number of Awards issuable under the Plan, (ii) the number and kind of shares of Stock or other property issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price or purchase price relating to any Award, (iv) the Performance Goals and (v) the individual limitations applicable to Awards; provided that, with respect to ISOs, any adjustment shall be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder, and provided further that no such adjustment shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section.

6.          SPECIFIC TERMS OF AWARDS.

(a)          General. Subject to the terms of the Plan and any applicable Award Terms, (i) the term of each Award shall be for such period as may be determined by the Committee, and (ii) payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock or other property, and may be made in a single payment or transfer, in installments, or, subject to the requirements of Section 409A of the Code on a deferred basis.

(b)          Awards. The Committee is authorized to grant to Grantees the following Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards, consistent with the terms of the Plan.

(i)          Options. The Committee is authorized to grant Options to Grantees on the following terms and conditions:

(A)         The Award Terms evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

(B)         The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, but in no event shall the exercise price of an Option per share of Stock be less than the Fair Market Value of a share of Stock as of the date of grant of such Option. The purchase price of Stock as to which an Option is exercised shall be paid in full at the time of exercise; payment may be made in cash, which may be paid by check, or other instrument acceptable to the Company, or, with the consent of the Committee, in shares of Stock, valued at the Fair Market Value on the date of exercise (including shares of Stock that otherwise would be distributed to the Grantee upon exercise of the Option), or if there were no sales on such date, on the next preceding day on which there were sales or (if permitted by the Committee and subject to such terms and conditions as it may determine) by surrender of outstanding Awards under the Plan, or the Committee may permit such payment of exercise price by any other method it deems satisfactory in its discretion. In addition, subject to applicable law and pursuant to procedures approved by the Committee, payment of the exercise price may be made pursuant to a broker-assisted cashless exercise procedure. Any amount necessary to satisfy applicable federal, state or local tax withholding requirements shall be paid promptly upon notification of the amount due. The Committee may permit the minimum amount of tax withholding to be paid in shares of Stock previously owned by the employee, or a portion of the shares of Stock that otherwise would be distributed to such employee upon exercise of the Option, or a combination of cash and shares of such Stock.

(C)         Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Terms; provided that, the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate.

(D)         Upon the termination of a Grantee’s employment or service with the Company and its Subsidiaries or Affiliates, the Options granted to such Grantee, to the extent that they are exercisable at the time of such termination, shall remain exercisable for such period as may be provided in the applicable Award Terms, but in no event following the expiration of their term. The treatment of any Option that is unexercisable as of the date of such termination shall be as set forth in the applicable Award Terms.

(E)         Options may be subject to such other conditions, as the Committee may prescribe in its discretion or as may be required by applicable law.

(ii)          Stock and Restricted Stock.

(A)         The Committee may grant Awards of Stock and Restricted Stock under the Plan, subject to such restrictions, terms and conditions, as the Committee shall determine in its sole discretion and as shall be evidenced by the applicable Award Terms. The vesting of a Restricted Stock Award granted under the Plan may be conditioned upon the completion of a specified period of employment or service with the Company or any Subsidiary or Affiliate, upon the attainment of specified Performance Goals, or upon such other criteria as the Committee may determine in its sole discretion.

(B)         The Committee shall determine the purchase price (if any) to be paid by the Grantee for each share of Restricted Stock or unrestricted stock or Restricted Stock Units subject to the Award. The Award Terms with respect to such stock award shall set forth the amount (if any) to be paid by the Grantee with respect to such Award and when and under what circumstances such payment is required to be made.

(C)         Except as provided in the applicable Award Terms, no shares of Stock underlying a Restricted Stock Award may be assigned, transferred, or otherwise encumbered or disposed of by the Grantee until such shares of Stock have vested in accordance with the terms of such Award.

(D)         If and to the extent that the applicable Award Terms may so provide, a Grantee shall have the right to vote and receive dividends on Restricted Stock granted under the Plan. Unless otherwise provided in the applicable Award Terms, any Stock received as a dividend on or in connection with a stock split of the shares of Stock underlying a Restricted Stock Award shall be subject to the same restrictions as the shares of Stock underlying such Restricted Stock Award.

(E)         Upon the termination of a Grantee’s employment or service with the Company and its Subsidiaries or Affiliates, the Restricted Stock granted to such Grantee shall be subject to the terms and conditions specified in the applicable Award Terms.

(F)         The Company shall not be required to issue stock certificates representing Restricted Stock awarded to a Grantee until the restricted period related to such shares has lapsed. If any stock certificates representing Restricted Stock awarded under this Plan are issued prior to the lapse of the restricted period, such stock certificate shall bear an appropriate legend referring to such restrictions. Such certificates may be retained by the Company during the restricted period.

(iii)        Restricted Stock Units.

(A)         The Committee may grant Awards of Restricted Stock Units to Grantees, subject to such restrictions, terms and conditions, as the Committee shall determine in its sole discretion and as shall be evidenced by applicable Award Terms. The vesting of a Restricted Stock Unit granted under the Plan may be conditioned upon the completion of a specified period of employment or service with the Company or any Subsidiary or Affiliate, upon the attainment of specified Performance Goals, or upon such other criteria as the Committee may determine in its sole discretion.

(B)         The Committee shall have the authority to accelerate the settlement of any outstanding award of Restricted Stock Units at such time and under such circumstances as it, in its sole discretion, deems appropriate, subject compliance with the requirements of Section 409A of the Code.

(C)         Unless otherwise provided in the applicable Award Terms or except as otherwise provided in the Plan, upon the vesting of a Restricted Stock Unit there shall be delivered to the Grantee, as soon as practicable following the date on which such Award (or any portion thereof) vests, that number of shares of Stock equal to the number of Restricted Stock Units becoming so vested.

(D)          Subject to compliance with the requirements of Section 409A of the Code, Restricted Stock Units may provide the Grantee with the right to receive dividend equivalent payments with respect to Stock actually or notionally subject to the Award, which payments may be either made currently or credited to an account for the Grantee, and may be settled in cash or Stock, as determined by the Committee. Any such settlements and any such crediting of dividend equivalents may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

(E)         Upon the termination of a Grantee’s employment or service with the Company and its Subsidiaries or Affiliates, the Restricted Stock Units granted to such Grantee shall be subject to the terms and conditions specified in the applicable Award Terms.

(iv)        Other Stock-Based or Cash-Based Awards.

(A)          The Committee may grant Awards to Grantees in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including the Performance Goals and performance periods. Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under Section 6(iv) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Stock, other Awards, notes or other property, as the Committee shall determine, subject to any required corporate action.

(B)         With respect to a Covered Employee, the maximum value of the aggregate payment that any Grantee may receive with respect to Other Cash-Based Awards pursuant to this Section 6(b)(iv) in respect of any annual performance period is $5,000,000 and for any other performance period in excess of one year, such amount multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve. No payment shall be made to a Covered Employee prior to the determination by the Committee that the Performance Goals have been attained. The Committee may establish such other rules applicable to the Other Stock- or Cash-Based Awards to the extent not inconsistent with Section 162(m) of the Code.

(C)         Payments earned in respect of any Cash-Based Award may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate.

7.          GENERAL PROVISIONS.

(a)          Nontransferability, Deferrals and Settlements. Unless otherwise determined by the Committee or provided in an Award Term or set forth below, but in accordance with the Code and any applicable laws, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative. Any Award shall be null and void and without effect upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, divorce, trustee process or similar process, whether legal or equitable, upon such Award. The Committee may permit Grantees to elect to defer the issuance of shares of Stock or the settlement of Awards in cash under such rules and procedures as established under the Plan to the extent that such deferral complies with Section 409A of the Code and any regulations or guidance promulgated thereunder. Notwithstanding the foregoing but subject to applicable law, the Committee in its sole discretion may grant transferable NQSOs that, upon becoming fully vested and exercisable, may be transferred to a third-party pursuant to a transfer process approved or established up by the Company.

(b)          No Right to Continued Employment. Nothing in the Plan or in any Award granted or any Award Terms, promissory note or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ or service of the Company, any Subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or the applicable Award Terms or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Grantee’s employment or service.

(c)          Cancellation and Rescission of Awards. The following provisions of this Section 7(c) shall apply to Awards granted to Grantees. The Committee or the Board, in its sole discretion, may cancel, rescind, forfeit, suspend or otherwise limit or restrict any unexpired Award at any time if the Grantee engages in “Detrimental Activity” (as defined below). Furthermore, in the event a Grantee engages in Detrimental Activity at any time prior to or during the six months after any exercise of an Award, lapse of a restriction under an Award or delivery of Common Stock pursuant to an Award, such exercise, lapse or delivery may be rescinded until the later of (i) one year after such exercise, lapse or delivery or (ii)one year after such Detrimental Activity. Upon such rescission, the Company at its sole option may require the Grantee to (i) deliver and transfer to the Company the shares of Stock received by the Grantee upon such exercise, lapse or delivery, (ii) pay to the Company an amount equal to any realized gain received by the Grantee from such exercise, lapse or delivery, (iii) pay to the Company an amount equal to the market price (as of the exercise, lapse or delivery date) of the Stock acquired upon such exercise, lapse or delivery minus the respective price paid upon exercise, lapse or delivery, if applicable or (iv) pay the Company an amount equal to any cash awarded with respect to an Award. The Company shall be entitled to set-off any such amount owed to the Company against any amount owed to the Grantee by the Company. Further, if the Company commences an action against such Grantee (by way of claim or counterclaim and including declaratory claims), in which it is preliminarily or finally determined that such Grantee engaged in Detrimental Activity or otherwise violated this Section 7(c), the Grantee shall reimburse the Company for all costs and fees incurred in such action, including but not limited to, the Company’s reasonable attorneys’ fees. As used in this Section 6.7, “Detrimental Activity” shall include: (i) the failure to comply with the terms of the Plan or Award Terms; (ii) the failure to comply with any material term set forth in the Grantee’s employee agreement; (iii) any activity that results in termination of the Grantee’s employment for cause; or (iv) the Grantee being convicted of, or entering a guilty plea with respect to a crime whether or not connected with the Company.

(d)          Cancellation of Restrictions. The Committee or the Board shall have the authority (and the Award Terms may so provide) to cancel all or any portion of any outstanding restrictions and conditions prior to the expiration of the restricted period with respect to all or part of a an Award on such terms and conditions as the Committee or the Board may deem appropriate. The Awards authorized under this Plan shall contain such other provisions not inconsistent with the terms hereof as the Committee or the Board shall deem advisable.

(e)          Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations; provided, however, that the amount of tax withholding to be satisfied by withholding Stock shall be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable federal, state and local law.

(f)          Shareholder Approval; Amendment and Termination. The Plan shall take effect on the Adoption Date, subject to the requisite approval of a majority of the shareholders of the Company, which approval must occur within twelve

(12) months of the date that the Plan is adopted by the Board. If such approval has not been obtained within the twelve (12) month period, all Awards previously granted, exercised or purchased under the Plan shall be rescinded, canceled and become null and void. The Board may amend, alter or discontinue the Plan and outstanding Awards thereunder, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Grantee under any Award theretofore granted without such Grantee’s consent, or that without the approval of the shareholders (as described below) would, except in the case of an adjustment as provided in Section 5, increase the total number of shares of Stock reserved for the purpose of the Plan. In addition, shareholder approval shall be required with respect to any amendment with respect to which shareholder approval is required under the Code, the rules of any stock exchange on which Stock is then listed or any other applicable law. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall terminate on the tenth anniversary of (i) its Adoption Date or (ii) the date the Plan is approved by a majority of the shareholders of the Company, whichever is earlier. No Awards shall be granted under the Plan after such termination date.

(g)          No Rights to Awards; No Shareholder Rights. No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. No Grantee shall have any right to payment or settlement under any Award unless and until the Committee or its designee shall have determined that payment or settlement is to be made. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a shareholder with respect to any shares covered by the Award until the date of the issuance of such shares.

(h)          Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

(i)          No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)          Regulations and Other Approvals.

(i)          The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii)         Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii)        In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

(k)          Section 409A. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award, issuance and payment is subject to Section 409A of the Code, it shall be awarded, issued, and paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Any provision of this Plan that would cause an Award, issuance or payment to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by applicable law).

(l)          Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the state of Oregon without giving effect to the conflict of laws principles thereof. Notwithstanding anything to the contrary herein, the Committee, in order to conform with provisions of local laws and regulations in foreign countries in which the Company or its Subsidiaries operate, shall have sole discretion to (i) modify the terms and conditions of Awards made to Grantees employed outside the United States, (ii) establish sub-plans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations,; and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any sub-plan established hereunder.

CASCADE BANCORP
1100 N.W. WALL STREET
BEND, OR 97703
ATTN: VALERIE ELLS

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR each of the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Jerol E. Andres
02 Chris C. Casciato
03 Michael J. Connolly
04 Annette G. Elg
05 Dennis L. Johnson
06 J. LaMont Keen
07 James B. Lockhart III
08 Patricia L. Moss
09 Ryan R. Patrick
10 Thomas M. Wells
11 Terry E. Zink

The Board of Directors recommends you vote FOR proposals 2., 3. and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000282438_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com

CASCADE BANCORP
Annual Meeting of Shareholders
May 23, 2016 5:30 PM Pacific Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoint Ryan R. Patrick and Terry E. Zink, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot and in their discretion upon such other business as may properly come before the Annual Meeting, all of the shares of common stock of CASCADE BANCORP that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 05:30 PM, PT on May 23, 2016, at The Bank of the Cascades, 1100 N.W. Wall Street, Bend, Oregon, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, or otherwise in the proxy holders' discretion.

If you have voted by internet or telephone, please DO NOT mail back this proxy.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000282438_2 R1.0.1.25